UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

BioScrip, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 11, 2019

To the Stockholders of BioScrip, Inc.:
Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices at 1600 Broadway, Suite 700, Denver, Colorado, 80202 on Tuesday, June 11, 2019 at 12:00 p.m., local time, for the following purposes:
1.
To elect six directors named in the accompanying proxy statement, each to hold office for a term of one year or until their respective successors have been duly elected and qualified.

2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.
To hold a non-binding advisory vote to approve executive compensation.

4.
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This meeting does not relate to the Special Meeting of Stockholders that will be held in connection with our pending merger with Option Care Enterprises, Inc. A separate proxy statement will be delivered, and a separate Special Meeting of Shareholders will be held, in connection with the pending merger.
The Board of Directors has fixed the close of business on April 22, 2019 as the record date for determining holders of the Company’s Common Stock, Series A Preferred Stock and Series C Preferred Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, however, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card. If you send in your proxy card, vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable as set forth in the Proxy Statement.
By order of the Board of Directors,
Kathryn M. Stalmack, Secretary
Denver, Colorado
April 30, 2019
Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on June 11, 2019: This Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on April 30, 2019, are also available at www.proxyvote.com.

BIOSCRIP, INC.
1600 Broadway, Suite 700
Denver, Colorado 80202
(720) 697-5200
PROXY STATEMENT
Meeting Time and Date
This Proxy Statement is being furnished to the stockholders of BioScrip, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies in the enclosed form for use in voting at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 11, 2019 at 12:00 p.m., local time, at the Company’s principal executive offices at 1600 Broadway, Suite 700, Denver, Colorado, 80202 and at any adjournments or postponements thereof. The shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), shares of Series A Convertible Preferred Stock, par value $.0001 per share, on an as-converted into Common Stock basis (the “Series A Preferred Stock”) and shares of Series C Convertible Preferred Stock, par value $.001 per shares, on an as-converted to Common Stock basis (the “Series C Preferred Stock” and collectively with the Series A Preferred Stock, the “Preferred Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.
The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed and made available electronically to stockholders on or about May 3, 2019. This Proxy Statement identifies the proposals on which you are being asked to vote at the Annual Meeting, provides information that you may find useful in determining how to vote on each proposal and describes voting procedures. This meeting does not relate to the Special Meeting of Stockholders that will be held in connection with our pending merger with Option Care Enterprises, Inc. A separate proxy statement will be delivered, and a separate Special Meeting of Shareholders will be held, in connection with the pending merger.
Record Date and Shares Outstanding
The close of business on April 22, 2019 (the “Record Date”) has been fixed as the record date for determining holders of the Company’s Common Stock and Preferred Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had outstanding 128,758,438 shares of Common Stock, 21,630 shares of Series A Preferred Stock (representing 653,627 shares of Common Stock on an as-converted into Common Stock basis, with 10,823 shares of Series A Preferred Stock convertible into 334,258 shares of Common Stock, and another 10,807 shares of Series A Preferred Stock convertible into 319,369 shares of Common Stock), and 614,177 shares of Series C Preferred Stock (representing 18,968,330 shares of Common Stock on an as-converted into Common Stock basis).
Board Recommendations
The Board recommends that you vote your shares as follows:
•
FOR the election of the six nominees for director named in Proposal 1, each to hold office for a term of one year or until their respective successors have been duly elected and qualified;

•
FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as set forth in Proposal 2;

•
FOR non-binding advisory approval of executive compensation, as set forth in Proposal 3.

Voting Information
Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock and Preferred Stock (on an as-converted into Common Stock basis) held by such stockholder. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. Holders of shares of Preferred Stock are entitled to vote with the holders of shares of Common Stock on an as-converted basis. Unless specified otherwise, references in this Proxy Statement to a “stockholder” or “stockholders” are references to both holders of Common Stock and Preferred Stock (on an as-converted into Common Stock basis). To vote in person, a stockholder should attend the Annual Meeting with a completed proxy card or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial toll-free (800) 690-6903 and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxyvote.com and complete an electronic proxy card. When voting over the telephone or via the Internet, a stockholder will be asked to provide the company number and account number contained on the enclosed proxy card.
“Street Name” and Broker Non-Votes
If you hold shares through a brokerage firm, bank, dealer or other nominee (which we refer to collectively as “nominees” or “brokers”), then you are a holder of shares in “street name.” If you hold your shares beneficially in “street name,” you must review the voting form and follow the voting instructions you receive from your broker. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute broker “non-votes,” which occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Matters on which brokers are not permitted to vote without instructions from the beneficial owner are referred to as “non-routine” matters.
All of the matters scheduled to be voted on at the Annual Meeting are likely to be considered “non-routine,” except for the proposal to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2). If you do not provide voting instructions to your broker, your shares will not be voted or counted towards any of the proposals other than Proposal 2. Thus, if you hold shares in street name, it is particularly important that you instruct your broker on how you wish to vote your shares.
Quorum Requirements
Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will also determine whether a quorum is present. A quorum requires the presence, in person or by proxy, of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) issued and outstanding and entitled to vote at the Annual Meeting, which, as of the record date, totals 148,380,395 shares. In accordance with the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on March 9, 2015 (the “Series A Certificate of Designations”) and the Certificate of Designations filed by the Company with the Secretary of State of the State of Delaware on June 14, 2016 (the “Series C Certificate of Designations”), the shares of Common Stock into which shares of Series A Preferred Stock and Series C Preferred Stock are convertible will be counted for purposes of establishing a quorum at the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists. Broker “non-votes” are counted as present solely for purposes of determining whether a quorum exists. If the stockholders present in person or by proxy at the Annual Meeting constitute holders of less than a majority of the aggregate shares of Common Stock entitled to vote (which includes the Preferred Stock on an as-converted into Common Stock basis), the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes Required
Proposal 1:   Election of Directors
The six nominees receiving the greatest number of affirmative votes duly cast at the Annual Meeting will be elected to the Board, assuming a quorum is represented at the Annual Meeting. The shares of Preferred Stock (on an as-converted into Common Stock basis) will, pursuant to the Series A Certificate of Designations and Series C Certificate of Designations, be eligible to vote for the six nominees. Proxies cannot be voted for a greater number of persons than the number of nominees. Votes to withhold and broker “non-votes” will not affect the outcome of the vote on Proposal 1.
Proposal 2:   Ratification of the Appointment of the Independent Registered Public Accounting Firm
Approval of the ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) that have voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 2. There should not be any broker “non-votes” on Proposal 2 because it will likely be deemed a “routine” matter upon which brokers may vote without specific direction from holders of shares in “street name.”
Proposal 3:   Non-Binding Advisory Approval of Executive Compensation
The affirmative vote of the holders of a majority of the aggregate shares of Common Stock (inclusive of the Preferred Stock on an as-converted into Common Stock basis) having voting power represented in person or by proxy and entitled to vote on the matter at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to executive compensation. Although the results will not be binding on the Board’s Management Development and Compensation Committee (the “Compensation Committee”), the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 3. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.
Proxies in the enclosed form that are properly executed, duly returned to the Company and not revoked, or proxies that are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. No proposal is currently expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting. If any other proposals are properly brought before the Annual Meeting for action, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the enclosed proxy card. It is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on any such matter. If, as a stockholder of record, you execute and duly return your proxy but do not specify how your shares are to be voted, the proxies will vote your shares FOR each of the nominees identified in Proposal 1 and FOR Proposals 2 and 3.
Solicitation of Proxies
The solicitation of proxies will be conducted primarily by mail, and the Company will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock and Preferred Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.
Revocation of Proxies
The presence of a stockholder at the Annual Meeting will not, by itself, revoke such stockholder’s proxy. But a proxy may be revoked at any time before it is voted.

Stockholders of Record.   If you are a stockholder of record, you may revoke your proxy card (i) by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, (ii) by executing and delivering a later dated proxy or (iii) by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not, by itself, revoke that stockholder’s proxy; the stockholder must also vote at the Annual Meeting. Stockholders voting by telephone or via the Internet may also revoke their proxy (i) by attending the Annual Meeting and voting in person, (ii) by submitting the proxy in accordance with the instructions thereon, or (iii) by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). A stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.
Beneficial Owners.   If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker and in accordance with its procedures. In order to attend the Annual Meeting and vote in person, you will need to obtain a proxy from your broker, the stockholder of record.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 22, 2019, certain information concerning the beneficial ownership of Common Stock of  (i) each person who is a director of the Company and each director nominee; (ii) each named executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. In addition, the following table sets forth certain information as of the dates indicated concerning persons known by the Company to beneficially own more than five percent of the Common Stock. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
Name and Address of Beneficial Owner(1)	Footnote	Number of Shares Beneficially Owned(2)	Percent of Class(2)
Holders of 5% or more of our common stock (excluding Directors and Named Executive Officers)
Coliseum Capital Management, LLC 105 Rowayton Avenue Rowayton, CT 06853	(3)	24,558,858	16.2%
Gilder, Gagnon, Howe & Co. 475 10th Avenue New York, NY 10018	(4)	15,653,966	10.6%
Venor Capital Management LP 7 Times Square, Suite 4303 New York, NY 10036	(5)	12,855,619	8.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	(6)	9,807,734	6.6%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	(7)	7,702,180	5.2%
Ares Management LLC 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067	(8)	7,188,615	4.9%
Directors, Nominees and Named Executive Officers
Christopher S. Shackelton	(9)	24,558,858	16.2%
Daniel Greenleaf	(10)	809,387	*
Kathryn Stalmack	(11)	335,889	*
Stephen Deitsch	(12)	310,321	*
R. Carter Pate	(13)	225,143	*
Michael G. Bronfein	(14)	173,395	*
David W. Golding	(15)	162,895	*
Michael Goldstein	(16)	148,895	*
Jody Kepler	(17)	99,325	*
Harriet Booker	(18)	86,488	*
Steven Neumann	—	—	*
All Directors and Executive Officers as a group (12 persons)	(19)	2,351,738	1.6%

*
Percentage is less than 1% of class.

(1)
Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado, 80202.

(2)
The inclusion in this table of any shares of Common Stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), and generally includes voting or investment power over securities. Shares of Common Stock subject to options, warrants or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within sixty 60 days of April 22, 2019, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. The percentages shown are based on 148,380,395 (on an as if converted basis) shares of common stock outstanding as may be adjusted for each person pursuant to the foregoing sentence.

(3)
Based on the Schedule 13D/A filed with the SEC on March 19, 2019 by (i) Coliseum Capital Management, LLC (“Coliseum”), which beneficially owns 1,888,991 shares of Common Stock, 10,823 shares of Series A Preferred Stock, 614,177 shares of Series C Preferred Stock, 1,800,000 Class A Warrants and 1,800,000 Class B Warrants for which it has shared voting power and shared dispositive power; (ii) Coliseum Capital, LLC (“CC”), which beneficially owns 1,428,272 shares of Common Stock, 8,338 shares of Series A Preferred Stock, 473,175 shares of Series C Preferred Stock, 1,386,757 Class A Warrants and 1,386,757 Class B Warrants for which it has shared voting power and shared dispositive power; (iii) Coliseum Capital Partners, L.P. (“CCP”), which beneficially owns 1,167,330 shares of Common Stock, 6,813 shares of Series A Preferred Stock, 386,655 shares of Series C Preferred Stock, 1,133,188 Class A Warrants and 1,133,188 Class B Warrants for which it has shared voting power and shared dispositive power; (iv) Coliseum Capital Partners II, L.P. (“CCP II”), which beneficially owns 260,942 shares of Common Stock, 1,525 shares of Series A Preferred Stock, 86,520 shares of Series C Preferred Stock, 253,569 Class A Warrants and 253,569 Class B Warrants for which it has shared voting power and shared dispositive power; (v) Adam Gray, as a manager of Coliseum and CC, who beneficially owns 1,888,991 shares of Common Stock, 10,823 shares of Series A Preferred Stock, 614,177 shares of Series C Preferred Stock, 1,800,000 Class A Warrants and 1,800,000 Class B Warrants for which he has shared voting and shared dispositive power; and (vi) Christopher S. Shackelton, as Managing Partner of Coliseum and CC, who beneficially owns 1,888,991 shares of Common Stock, 10,823 shares of Series A Preferred Stock, 614,177 shares of Series C Preferred Stock, 1,800,000 Class A Warrants and 1,800,000 Class B Warrants for which he has shared voting and shared dispositive power. Assumes full conversion, based on the liquidation value as of March 14, 2019, of 10,823 shares of Series A Preferred Stock into 330,227 shares of Common Stock, 614,177 shares of Series C Preferred Stock into 18,739,640 shares of Common Stock, plus full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants to acquire an aggregate of 3,600,000 shares of Common Stock.

(4)
Based on a Schedule 13G/A filed with the SEC on February 15, 2019 by Gilder, Gagnon, Howe & Co. LLC.

(5)
Based on a Schedule 13G/A filed with the SEC on February 14, 2019 by (i) Venor Capital Management LP, which beneficially owns 12,855,619 shares, for which it has shared voting power and shared dispositive power; (ii) Venor Capital Management GP LLC, which beneficially owns 12,855,619 shares, for which it has shared voting power and shared dispositive power; (iii) Venor Special Situations Fund II LP, which beneficially owns 3,774,209 shares for which it has shared voting power and shared dispositive power; (iv) Venor Special Situations GP LLC, which beneficially owns 3,774,209 shares for which it has shared voting power and shared dispositive power; (v) Jeffrey A. Bersh, who beneficially owns 12,855,619 shares, for which he has shared voting power and shared dispositive power; and (vi) Michael J. Wartell, who beneficially owns 12,855,619 shares, for which he has shared voting power and shared dispositive power.

(6)
Based on a Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc.

(7)
Based on a Schedule 13D/A filed with the SEC on March 15, 2019 by (i) Gabelli Funds, LLC (“Gabelli Funds”), which beneficially owns 6,646,387 shares for which it has sole voting power and sole dispositive power; (ii) GAMCO Asset Management Inc., which beneficially owns 618,624 shares for which it has sole voting power and sole dispositive power; (iii) Teton Advisors, Inc., which beneficially owns 434,269 shares for which it has sole voting power and sole dispositive power; (iv) Gabelli & Company Investment Advisers, Inc., which beneficially owns 2,400 shares for which it has sole voting power and sole dispositive power;; (v) GGCP, Inc.; (vi) GAMCO Investors, Inc.; (vii) Associated Capital Group, Inc., which beneficially owns 500 shares for which it has sole voting power and sole dispositive power.; and (vii) Mario J. Gabelli (collectively, the “GAMCO Reporting Persons”), who is deemed to have beneficial ownership of the shares owned beneficially by each of the other GAMCO Reporting Persons. Gabelli Funds has sole dispositive and voting power with respect to the shares held by a number of investment funds for which Gabelli Funds serves as an investment adviser (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, and at any time, the Proxy Voting Committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations.

(8)
Based on a Schedule 13D/A filed with the SEC on March 15, 2019 by (i) ASSF IV AIV B Holdings, L.P., which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (ii) ASSF Operating Manager IV, L.P., which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (iii) Ares Management LLC, which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (iv) Ares Management Holdings L.P., which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (v) Ares Holdco LLC, which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (vi) Ares Holdings Inc., which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (vii) Ares Management Corporation, which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (viii) Ares Voting LLC, which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; (ix) Ares Management GP LLC, which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power; and (x) Ares Partners Holdco LLC (collectively, the “Ares Reporting Persons”), which beneficially owns 7,188,615 shares for which it has shared voting power and shared dispositive power.

(9)
Includes 330,227 shares of Common Stock issuable upon conversion of 10,823 shares of Series A Preferred Stock, 18,739,640 shares of Common Stock issuable upon conversion of 614,177 shares of Series C Preferred Stock and the full exercise of 1,800,000 Class A warrants and 1,800,000 Class B warrants owned by Coliseum. Mr. Shackelton, as the Managing Partner of Coliseum, is deemed to beneficially own all 24,558,858 shares of Common Stock, for which he has shared voting and shared dispositive power.

(10)
Includes 197,727 restricted stock units and 371,348 shares issuable upon exercise of options held by Mr. Greenleaf.

(11)
Includes 257,914 shares issuable upon exercise of options held by Ms. Stalmack.

(12)
Includes 56,263 restricted stock units and 159,167 shares issuable upon exercise of options held by Mr. Deitsch.

(13)
Includes 62,738 shares issuable upon vesting of restricted stock held by Mr. Pate.

(14)
Includes 43,726 shares issuable upon vesting of restricted stock held by Mr. Bronfein.

(15)
Includes 43,726 shares issuable upon vesting of restricted stock held by Mr. Golding.

(16)
Includes 43,726 shares issuable upon vesting of restricted stock held by Mr. Goldstein.

(17)
Includes 9,843 restricted stock units and 74,071 shares issuable upon exercise of options held by Ms. Kepler.

(18)
Includes 62,998 shares issuable upon exercise of options held by Ms. Booker.

(19)
Includes 193,916 shares of restricted stock, 263,833 restricted stock units and 925,498 shares issuable upon exercise of options. The 24,558,858 shares of Common Stock beneficially owned by Mr. Shackelton are not included in this calculation. If the 24,558,858 shares of Common Stock beneficially owned by Mr. Shackelton were to be included in this calculation, the number of shares beneficially owned by the Directors and Officers as a group would equal 26,910,596, representing approximately 17.6% of the class.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the copies of such forms received by it, and written representations from certain of such persons, the Company believes that, during the fiscal year 2018, its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except for John McMahon who filed his Form 3 two days late.
Equity Compensation Plan Information
The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2018.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,697,725	$3.52	12,987,351
Equity compensation plans not approved by security holders	—	—	—
Total	3,697,725	$3.52	12,987,351

(1)
Columns (a) and (b) include outstanding awards under the BioScrip, Inc. 2018 Equity Incentive Plan (the “2018 Plan”), the BioScrip, Inc. Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) and the BioScrip/CHS 2006 Equity Incentive Plan, as Amended and Restated (the “CHS Plan”). Column (c) includes securities remaining available for future issuance under only the 2018 Plan. No further awards will be made under the 2008 Plan or the CHS Plan.

The following table sets forth information relating to the number of stock options and shares of restricted stock granted by the Company in fiscal years 2018 and 2017:
Fiscal Year	Stock Options Granted (#)	Restricted Stock Granted (#)
2018	1,047,642	3,284,197
2017	1,618,092	1,563,922

PROPOSAL 1 — ELECTION OF DIRECTORS
General
The Company had some conversations with certain stockholders concerning diversity of the Board. The Company was considering how to address these issues, however, as announced on March 15, 2019, the Company has entered into a merger agreement with Option Care to combine the two companies. If the transaction is completed, including the approval by the Company’s stockholders, the board of directors will be changed as provided in the merger agreement. This proxy statement is to approve the Board until the tranasaction has closed or in the event that the transaction does not occur. As a result, the Governance, Compliance and Nominating Committee decided to re-nominate the existing directors given the likelihood that changes would be made if the transaction is completed. Based on the recommendation of the Governance, Compliance and Nominating Committee and approval of the Board, the following six candidates have been nominated for election to the Board at the Annual Meeting: Michael G. Bronfein, David W. Golding, Michael Goldstein, Daniel E. Greenleaf, Steven Neumann and R. Carter Pate. All of the candidates currently serve as directors and were elected by stockholders at our 2018 Annual Meeting.
The Company’s bylaws provide that the Board consists of the number of directors as is designated from time to time by resolution of the Board. Directors hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until any such director’s earlier death, resignation or removal. Vacancies on the Board and newly created directorships will generally be filled by the vote of a majority of the directors then in office, and any directors so chosen hold office until the next annual meeting of stockholders. In voting for directors, each stockholder is entitled to cast one vote for each share of Common Stock owned (including holders of Preferred Stock on an as-converted into Common Stock basis) for each nominee. Stockholders are not entitled to cumulative voting in the election of directors. If a quorum is present, the six nominees who receive the greatest number of votes will be elected to the Board. In the unanticipated event that one or more of the nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each nominee has agreed to serve on the Board if elected. We have no reason to believe that any nominee will be unable to serve.
As previously disclosed, on March 9, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with CCP, CCP II and Blackwell Partners, LLC, Series A (collectively, the “Coliseum Investors”), each of which is a fund or account managed by Coliseum. Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Coliseum Investors an aggregate of (a) 625,000 shares of Series A Preferred Stock, (b) 1,800,000 Class A warrants, and (c) 1,800,000 Class B warrants. The terms of the Series A Preferred Stock permit the holders of a majority of the Series A Preferred Stock to, without the consent of any other stockholders, elect one member of the Board for so long as shares of the Series A Preferred Stock represent, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company.
On June 10, 2016, the Company entered into an Exchange Agreement (the “Series B Exchange Agreement”) with the Coliseum Investors, whereby the Company exchanged 614,177 shares of the existing Series A Preferred Stock for an identical number of shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which had the same terms as the Series A Preferred Stock, except that the terms of the Series B Preferred Stock included the authority of the holders of the Series B Preferred Stock to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series B Preferred Stock. Then, on June 14, 2016, the Company entered into an Exchange Agreement (the “Series C Exchange Agreement”) with the Coliseum Investors, whereby the Company exchanged all 614,177 shares of Series B Preferred Stock for an identical number of shares of Series C Preferred Stock, which had the same terms as the Series B Preferred Stock, except that the terms of the Series C Preferred Stock provide that the 11.5% per annum rate of non-cash dividends payable on the shares of the Series C Preferred Stock will be reduced based on the achievement by the Company of specified financial performance metrics. The terms of the Series C Preferred Stock permit the holders of a majority of the Series C Preferred Stock to, without the consent of any other stockholders, elect one member of the Board for so long as shares of the Series C Preferred Stock represent, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company.

As a result of the transactions described above, the Series A Preferred Stock no longer represents, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company and, accordingly, the holders of a majority of the Series A Preferred Stock no longer have the right to elect one member of the Board. The Series C Preferred Stock now represents, on an as-converted to Common Stock basis, at least five percent (5%) of the outstanding voting stock of the Company. As a result, the holders of a majority of the Series C Preferred Stock have the right to elect one member of the Board. The Company expects that Mr. Shackelton will be elected as the Series C Director on or before the date of the Annual Meeting pursuant to a unanimous written consent of the Coliseum Investors, which hold all of the shares of Series C Preferred Stock.
On June 11, 2016, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, HomeChoice Partners, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”) and each of the subsidiaries of Home Solutions set forth on the signature pages to the Asset Purchase Agreement (collectively, the “Home Solutions Subsidiaries” and together with Home Solutions, the “Sellers”). Pursuant to the Asset Purchase Agreement, the Company agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers (the “Home Solutions Transaction”). The Asset Purchase Agreement also provides that, upon consummation of the Transaction, which occurred on September 9, 2017, (1) for so long as Daniel Greenleaf remains the Chief Executive Officer of the Company, Mr. Greenleaf will be a member of the Company’s Board and (2) the Sellers will be entitled to designate one member for election to the Board for a period of three years, provided that this designation right will terminate if the Sellers own less than 50% of the equity interests of the Company issued to Home Solutions pursuant to the Asset Purchase Agreement. Mr. Neumann is the Sellers’ designee.
Current Directors and Nominees for Director
Series C Director Designee
Christopher S. Shackelton, 39, has been a director since March 2015, when he was appointed pursuant to the Purchase Agreement that the Company entered into with the Coliseum Investors. Mr. Shackelton is a managing partner and co-founder of Coliseum Capital Management, LLC. He has served as a director of Providence Service Corporation since 2012, and he currently serves as Chairman of its board of directors. Since 2016, Mr. Shackelton has also served as a director of Universal Technical Institute, Inc. Since 2018, Mr. Shackelton has also served as a director of Lazydays Holdings, Inc. Mr. Shackelton previously served as a director of LHC Group from 2012 to 2017; Advanced Emissions Solutions, from 2014 to 2016; Rural/Metro Corp, from 2008 to 2011; and Interstate Hotels & Resorts, Inc., from 2009 to 2010. He is actively involved in multiple charitable organizations, including chairman of the Connecticut Open. Earlier in his career, Mr. Shackelton worked at Morgan Stanley & Co. and Watershed Asset Management LLC. We believe Mr. Shackelton’s experience serving as a director for public companies and his financial and investment background are particularly relevant for his service on the Board.
Director Nominees
Daniel E. Greenleaf, 54, has been a director since September 2016. Mr. Greenleaf currently serves as the CEO of the Company. He served as Chairman and Chief Executive Officer of Home Solutions, a home infusion services provider, from December 2013 through the Company’s acquisition of substantially all of the assets of Home Solutions in September 2016, when Mr. Greenleaf was named President and Chief Executive Officer of the Company and appointed to the Board. Prior to joining Home Solutions, Mr. Greenleaf served as President and Chief Executive Officer of Coram Specialty Infusion Services and as Chief Operating Officer of Apria Healthcare Group. He joined Coram/Apria in April 2008 and led significant revenue and earnings increases before his departure in 2013. Before joining Apria/Coram, Mr. Greenleaf served as President and Chief Operating Officer of VioQuest Pharmaceuticals, a publicly traded pharmaceutical company and as President of U.S. Operations for Celltech Biopharmaceuticals. Mr. Greenleaf holds a Bachelor of Arts in Economics from Dennison University and a Master of Business Administration from the University of Miami. Mr. Greenleaf also served as a Captain and Navigator in the United States Air Force. We believe Mr. Greenleaf’s significant experience in the healthcare and home infusion industries, and in particular his experience as Chief Executive Officer of Home Solutions and

Coram, are particularly relevant to Mr. Greenleaf’s service on the Board. Further, as the only Board member who is also a member of the Company’s management team, Mr. Greenleaf provides management’s perspective in Board discussions about the operations and strategic direction of the Company.
Michael G. Bronfein, 63, has been a director since April 2016. Mr. Bronfein currently serves as the CEO of Curio Wellness, a position he has held since August 2016. Since 2014, Mr. Bronfein has also served as an independent consultant to and investor in development stage companies within the healthcare industry. Throughout his career, Mr. Bronfein has founded or co-founded and grown a number of companies, with a focus on healthcare services, technologies, software and distribution. From 2010 to 2013, Mr. Bronfein served as Chairman and CEO of Remedi SeniorCare, which grew from a start up to the fifth-largest long term care pharmacy in the United States. Prior to joining Remedi, from 1999 to 2012, Mr. Bronfein was senior managing director of Sterling Partners, a private equity fund with a focus on education, healthcare services and technologies, and business services. Mr. Bronfein led Sterling’s healthcare investing and served as a director of several Sterling portfolio companies, including two companies that eventually completed initial public offerings. From 1991 to 1999, Mr. Bronfein was co-founder, Chairman and CEO of NeighborCare, which grew to the second-largest long term and managed care pharmacy in the United States. We believe Mr. Bronfein’s healthcare industry experience, combined with his finance and business operations background, are relevant to his service on the Board.
David W. Golding, 57, has been a director since May 2015. Since 2011, Mr. Golding has served as an independent consultant to national managed care organizations, specialty pharmacy providers, pharmacy benefit management businesses and other healthcare companies. Mr. Golding currently serves as a director of Dunn Meadow Pharmacy, a specialty pharmacy, and as a Company Advisor to Twistle, a pathway automation tool. Mr. Golding also served as a director of VirMedica, Inc., a healthcare technology solutions company from 2015 to 2018; Global Healthcare Integrators, an international medication therapy management provider from 2015 to 2018; and Salveo Specialty Pharmacy, Inc., an independent specialty pharmacy company, from 2013 to 2015. From 1987 to 2011, Mr. Golding worked at CVS Caremark, beginning his service in various capacities in the home infusion segment and culminating as Executive Vice President of Specialty Pharmacy within the pharmacy benefit management and mail service pharmacy division of CVS Health Corporation. Mr. Golding received his bachelor’s degree in pharmacy from the University of Illinois in 1984 and began his career as a Pharmacist at Cook County Hospital and a Clinical Pharmacist at St Anthony’s Memorial Hospital. We believe Mr. Golding’s clinical training, healthcare industry experience within the home infusion and specialty pharmacy, hospital and retail sectors, and executive pharmacy business skills are relevant to his service on the Board.
Michael Goldstein, 77, has been a director since May 2015. Mr. Goldstein currently serves as a director, member of the Audit Committee, Nominating and Governance Committee and Quality of Care and Patient Safety Committee of the board of directors of Teladoc, Inc., a publicly traded provider of telehealth services. Since 2011, Mr. Goldstein has served as a global senior advisor of Jefferies & Company, Inc., an investment banking firm. Mr. Goldstein also served as a director of Pacific Sunwear of California, Inc., a retail clothing company, from 2006 until 2016. Mr. Goldstein previously held senior management positions in the retail industry, serving as Chief Executive Officer of Toys “R” Us, Inc., a toy retailer (“TOYS”), from 1994 to 1998, and then as TOYS’ Acting Chief Executive Officer from 1999 to 2000. He also served as the Chief Financial Officer of TOYS and as Senior Executive Vice President of Operations and Finance of Lerner Stores Corporation, a chain department store retailer. Mr. Goldstein began his career as an accountant at Ernst & Young, where he served as an audit partner for six years. We believe that Mr. Goldstein’s extensive finance and business operations background, as well as his prior experience serving on the boards of directors of public companies, are relevant to his service on the Board.
Steven Neumann, 51, has been a director since January 2017. Mr. Neumann is currently a managing partner and co-founder of Latticework Capital Management, a private equity firm that focuses on investing in healthcare companies, and serves as a consultant with KRG Capital Partners, a private equity firm. Before co-founding Latticework, Mr. Neumann was a managing director at KRG until September 2016. Mr. Neumann joined KRG in 1998, where he focused on healthcare investments and served on the boards of a number of KRG portfolio companies, including Home Solutions. We believe that Mr. Neumann’s substantial healthcare and investment experience, including his experience as a director of Home Solutions, are relevant to his service on the Board.

R. Carter Pate, 64, has been a director since May 2015 and serves as the Chairman of the Board. Mr. Pate is currently the Founder and Chief Executive Officer of Phoenix Effect, LLC, serving as a Consultant and Advisory Board Member to public and private Boards of Directors since 2014. Mr. Pate also currently serves as Interim Chief Executive Officer of Providence Service Corporation and as a director, since 2016, of Advanced Emissions Solutions, Inc., a publicly traded emissions solutions provider. Mr. Pate has been nominated to become a director of Red Lion Hotels in April 2019. Mr. Pate previously served as Chief Executive Officer of MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S. from 2011 to 2014. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP (“PwC”), the world’s largest accounting and professional services firm. From 2010 to 2011, he was the U.S. and Global Managing Partner of PwC’s Capital Projects and Infrastructure practice. From 2008 to 2010, he was the Global and U.S. Managing Partner of PwC’s Health Care Practice, and from 2005 to 2008, he was the U.S. Managing Partner of Government Services. From 2004 to 2005, Mr. Pate was PwC’s Managing Partner of U.S. Markets, and from 2000 to 2004, Mr. Pate was PwC’s Managing Partner of Financial Advisory Services. He served as a Partner and Leader in PwC’s U.S. Restructuring Practices from 1996 to 2000. Mr. Pate previously served as a director, Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a national retailer, as a director and Chief Executive Officer of Sun Coast Industries, Inc. and as Director of Finance at William Hudson Chemical Trading. Mr. Pate has a Master’s degree in Accounting and Information Management from the University of Texas at Dallas and a B.S. degree in Accounting from Greensboro College and is a CPA. We believe Mr. Pate’s business and financial background, as well as his experience as a senior executive and manager, are relevant to his service on the Board.
There is no family relationship among the Series C Director Designee, any other Director Nominees, any current director or any executive officers of the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES NAMED ABOVE

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board is asking that stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. While the Company’s bylaws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether to retain KPMG LLP as the Company’s independent registered public accounting firm, but may determine to do so nonetheless. Even if the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.
KPMG LLP served as the Company’s independent registered public accounting firm since 2014. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.
Public Accounting Fees and Services
The following table shows the aggregate fees billed to the Company by KPMG LLP for services rendered during the years ended December 31, 2017 and 2018:
	Years Ended December 31,
Description of Fees	2017	2018
Audit Fees	$1,858,998	$2,392,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,858,998	$2,392,500

Audit Fees
Audit fees consist of the aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s financial statements as of and for the year ended December 31, 2017 and December 31, 2018, the audit of the Company’s internal control over financial reporting as of December 31, 2017 and 2018, and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for 2017 and 2018.
Audit-Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” The Company did not have any such fees from KPMG LLP during the fiscal years ended December 31, 2017 and 2018.
Tax Fees
Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. The Company did not have any such fees from KPMG LLP during the fiscal years ended December 31, 2017 and 2018.
All Other Fees
All other fees consist of the aggregate fees for professional services rendered by KPMG LLP for permitted advisory services. The Company did not have any such fees from KPMG LLP during the fiscal year ended December 31, 2017 and 2018.

Pre-Approval of Audit and Non-Audit Services
In accordance with the provisions of the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by its independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the SEC. Accordingly, the Audit Committee pre-approved all services provided and fees charged by KPMG LLP during the years ended December 31, 2017 and December 31, 2018 and has concluded that the provision of these services is compatible with KPMG’s independence.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company is again providing its stockholders an advisory vote on the compensation of our named executive officers, also known as a “say-on-pay” proposal. At the Company’s 2017 Annual Meeting of Stockholders, holding future non-binding advisory votes every year received the most votes from the Company’s stockholders, and the Board subsequently adopted this as its official position. Accordingly, this Proposal 3 is being submitted to you to obtain the non-binding advisory vote of the stockholders in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 14A of the Exchange Act and the SEC’s rules. After the Annual Meeting, unless the Board modifies its position, the Company expects that the next stockholder advisory vote on the Company’s executive compensation program will occur at the Company’s 2020 Annual Meeting of Stockholders.
This proposal will give stockholders the opportunity to support the Company’s executive compensation programs and policies and the resulting compensation for the named executive officers, as described in this Proxy Statement in the Executive Compensation section, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure. Because the vote on this Proposal 3 is advisory, the results will not be binding on the Compensation Committee, and the results will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.
For the fiscal year ending December 31, 2018, the Company produced net revenue of  $708.9 million and Adjusted EBITDA of  $45.1 million. The Company did not achieve the financial performance targets required for funding and no bonuses were paid pursuant to the 2018 bonus plan. Additionally, on March 15, 2019, the Company entered into a definitive merger agreement with Option Care to combine the two companies. As a result of the pending merger and the Company’s financial performance for 2018, no increases in salaries were granted for 2019 and no equity awards are contemplated in 2019 at this time.
The Compensation Committee believes the following design features are key to the program’s success and promotion of stockholders’ interests:
•
Paying for performance:   Other than base salaries, all other cash components of compensation are variable and dependent on achievement of business and/or financial performance;

•
Encouraging long-term decision-making:   Stock options vest over three years and may normally be exercised over seven to ten years; Performance-based RSUs vest at the end of three years based on achievement of performance goals;

•
Rewarding achievement of the Company’s business and financial performance:   Amounts available for annual incentive awards are based on Company performance compared to its business plan; individual awards take account of business unit and individual executive performance relative to their goals; and

•
Avoiding incentives that might cause executives to take excessive risk:   The Company sets goals that outline a formula for awards, and considers a holistic review of performance before approving final payouts (i.e., no guaranteed awards) and uses Adjusted EBITDA or other key business objectives as a key performance indicator; incentive compensation is structured to include a minimum performance amount, a target amount and an over-performance amount, which is capped at 150% (NEOs other than the CEO) or 200% (CEO) of target.

At the same time, the Company’s executive compensation programs exclude practices that would be contrary to the Company’s compensation philosophy and contrary to stockholders’ interests. For example, the Company’s executive compensation program:
•
does not provide executives with guaranteed bonuses;

•
does not provide contractual change-in-control cash severance pay beyond two times annual compensation, composed of based salary and bonus;

•
does not provide perquisites to its executives; and

•
prohibits the buying or selling of puts, calls, straddles, collars or other similar risk reduction devices, including publicly traded options, designed to hedge or offset any decrease in the market value of the Company’s securities.

The Compensation Committee and the Board believe that the Company’s compensation programs and policies, and the compensation of the named executive officers, as described above and in the Executive Compensation section of this Proxy Statement, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. The compensation of the named executive officers reflects the Compensation Committee’s independent evaluation of those officers.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY
APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS FOLLOWS:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence
The Board has determined that, except for Mr. Greenleaf, each of its current directors and each of its directors who served in 2018 — Michael Bronfein, David W. Golding, Michael Goldstein, Steven Neumann, R. Carter Pate and Christopher S. Shackelton — is independent within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market Rules (the “Nasdaq Rules”).
Board Leadership
After careful consideration, in January 2011, the Board determined that the best leadership structure for the Company was to bifurcate the leadership roles of Chairman and Chief Executive Officer. The Board believes this structure is optimal for the Company because it permits the Chairman to provide independent leadership to Company oversight, strategic planning and board management, while permitting the Chief Executive Officer to focus more on the Company’s business, day-to-day planning, operations and execution. The Board believes that the separation of the two roles continues to provide the best balance of these important responsibilities. The Board also believes, however, that retaining the flexibility to unify the two roles is beneficial to the Company. Accordingly, the Board intends to continue to exercise its discretion in combining or separating these positions as it deems appropriate depending on the particular circumstances and needs of the Company at any time.
The Board believes that the independent directors provide effective oversight of the Company’s management. Moreover, in addition to the oversight and feedback provided by the independent directors during the course of the Board meetings, the independent directors have regular executive sessions at both the Board and Committee levels.
On February 13, 2018, Tricia Nguyen notified the Company that she did not intend to stand for re-election at the Company’s 2018 Annual Meeting of Stockholders. The Board determined that it was appropriate to decrease the size of the Board from eight members to seven members effective as of the 2018 Annual Meeting. The Company expects that Mr. Shackelton will be elected to the Board as the Series C Director designee on or before the date of the 2019 Annual Meeting pursuant to a unanimous written consent of the Coliseum Investors, which holds all of the Series C Preferred Stock. If the stockholders approve each of the six nominees for director identified in Proposal 1, the size of the Board will consist of seven members.
Board Role in Risk Oversight
The Board has risk management oversight responsibility for the Company and administers this responsibility both directly and with assistance from its committees. The Board and its committees regularly review material financial, compensation, compliance and operational risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management the Company’s major financial and other operational risk exposures and the steps management has taken to monitor, and where appropriate mitigate, risks associated with those exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. The Audit Committee also oversees the Company’s independent registered public accounting firm, performs a central oversight role with respect to financial risks and, together with the Governance, Compliance and Nominating Committee, addresses compliance risks and reports on its findings at each regularly scheduled meeting of the Board. In addition to compliance risks and reports, the Governance, Compliance and Nominating Committee annually reviews the Company’s corporate governance guidelines and their implementation. The Compensation Committee considers risks that may arise as a result of or otherwise in connection with the design of the Company’s compensation programs for our executives. Each committee regularly reports to the Board.
Board Diversity
The Governance, Compliance and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for directors. The Board does not have a formal diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership.

Board and Committee Self Assessments
The Governance, Compliance and Nominating Committee oversees a periodic evaluation process whereby the directors evaluate both the Board as a whole, each of the directors and each standing committee of the Board on which he or she serves. The Board and each committee discuss the results which are used, if necessary, to develop action plans.
Board Meetings; Annual Meeting Attendance
The Board held a total of 14 meetings during 2018. Each director attended at least 75% of the Board meetings and the meetings of the committees of the Board on which the director served that were held during his or her period of service in 2018. The Company expects each member of the Board to attend its annual meeting of stockholders, either telephonically or in person, absent a valid reason. A majority of the directors attended the 2018 Annual Meeting.
Executive Sessions
Independent, non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not employees of the Company. The Company’s non-management directors consist of all of its current directors other than Mr. Greenleaf. An executive session of the Board’s non-management directors is generally held in conjunction with each regularly scheduled Board meeting. In addition, regular executive sessions of non-management directors are held generally at the conclusion of each audit committee meeting and certain other committee meetings. Additional executive sessions may be called at the request of the Board or the non-management directors.
Board Committees
The Company’s standing committees are the Audit Committee; Governance, Compliance and Nominating Committee; and Compensation Committee. Each committee is composed solely of independent directors. Membership in each committee is as follows:
Audit Committee	Governance, Compliance and Nominating Committee	Management Development and Compensation Committee
Michael GoldsteinΩ*	Michael Bronfein*	David W. Golding*
Christopher S. Shackelton	David W. Golding	Christopher S. Shackelton
R. Carter Pate	Michael Goldstein	R. Carter Pate
Michael G. BronfeinΩ	R. Carter Pate	Steven Neumann

Ω
Designates Audit Committee Financial Expert.

*
Designates committee chairperson.

The Company has adopted a written charter for each of the committees. Stockholders may access the charters for the Audit Committee, Governance, Compliance and Nominating Committee and the Compensation Committee on the Company’s website at www.bioscrip.com under the heading “Investors — Corporate Governance” (the contents of the website are not incorporated into this Proxy Statement).
Audit Committee
Each member of the Audit Committee satisfies the independence requirements of Rule 5605(c)(2) of the Nasdaq Rules and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Mr. Goldstein and Mr. Bronfein is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of the SEC’s Regulation S-K. The Audit Committee is responsible, among its other duties, for (i) overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; (ii) appointing, retaining and compensating the Company’s independent registered public accounting firm; (iii) pre-approving all audit and non-audit services by the Company’s independent registered public accounting firm; (iv) reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; (v) reviewing the internal audit function; (vi) reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and (vii) reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC. During 2018, the Audit Committee held 8 meetings.
Governance, Compliance and Nominating Committee
Each member of the Governance, Compliance and Nominating Committee is “independent” as set forth in Rule 5605(a)(2) of the Nasdaq Rules. The Governance, Compliance and Nominating Committee’s functions include recommending to the Board the number and names of proposed nominees for election to the Board at the Company’s annual meeting of stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board; and reviewing on an annual basis committee and Board performance and recommending, as necessary, changes to the Board. From time to time, the Governance, Compliance and Nominating Committee engages an executive search firm to assist it in identifying individuals qualified to be Board members. Except as may be required by rules promulgated by the Nasdaq Global Market or the SEC, the Governance, Compliance and Nominating Committee currently believes that there are no specific minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. In evaluating the suitability of potential nominees for election as members of the Board, the Governance, Compliance and Nominating Committee will take into consideration the current composition of the Board, including expertise, diversity and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate. The Governance, Compliance and Nominating Committee will evaluate those and other factors, and does not have requirements for any particular weighting or priority of these factors. While the Governance, Compliance and Nominating Committee has not established specific minimum qualifications for director candidates, the Governance, Compliance and Nominating Committee believes that candidates and nominees must reflect a Board that is predominantly independent and is composed of directors who (i) are of high integrity; (ii) have qualifications that will increase the overall effectiveness of the Board, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations; and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Governance, Compliance and Nominating Committee considers recommendations for nominations from any reasonable and credible source, including officers, directors and stockholders of the Company who comply with the procedures set forth in the Company’s bylaws. See the section below titled “Stockholder Proposals.” The Governance, Compliance and Nominating Committee evaluates all reasonable and credible stockholder recommended candidates on the same basis as any other candidate. The Governance, Compliance and Nominating Committee also reviews the Company’s corporate governance, compliance and ethics guidelines, and oversees the annual evaluation of the Board and management of the Company. The Governance, Compliance and Nominating Committee held 4 meetings during 2018.
Management Development and Compensation Committee
The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company as well as material compensation arrangements for senior executives. From time to time, the Compensation Committee utilizes compensation consultants to assist the Compensation Committee. Each member of the Compensation Committee is “independent” as set forth in Rule 5605(a)(2) of the Nasdaq Rules. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other executive officers; and oversees the 2018 Plan, the 2008 Plan, the 2001 Incentive Stock Plan (the “2001 Plan”), and the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”). Upon stockholder approval of the 2018 Plan, no further grants were available to be made under the 2008 Plan or the 2001 Plan, but if any shares of Common Stock subject to an award under the 2008 Plan or the 2001 Plan are forfeited or expire, the shares of Common Stock subject to such award would, to the extent of the expiration or forfeiture, again be available for issuance under the 2018 Plan, subject to certain limitations as described in the 2018 Plan. The Compensation Committee also administers the CHS Plan, which was assumed and adopted by the Company in connection with its acquisition of CHS in March 2010. In connection with the assumption and adoption of the CHS Plan, certain options issued under the CHS Plan held by the five most senior executives of CHS were converted into the right to purchase 716,086 shares of Common Stock and all other options issued under the CHS Plan were either cashed out or cancelled at the closing of the acquisition of CHS. The Company granted options to purchase 240,000 shares under the CHS Plan in early 2014 and at the 2014 Annual Meeting, the stockholders approved amendments to the 2008 Plan; as a result, no further awards were made under the CHS Plan.
The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for senior management and other significant positions within the Company. The Compensation Committee also oversees management succession planning. The Compensation Committee has authority to obtain advice and seek assistance from internal and external accounting and other consultants and advisers, to directly supervise their work and to determine the extent of funding necessary for the payment of any such consultant or advisor retained to advise it. During 2018, the Compensation Committee held 7 meetings.
Code of Ethics
The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code of Business Conduct and Ethics”) that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.bioscrip.com under the heading “Investors —  Corporate Governance” (the contents of the website are not incorporated into this Proxy Statement). If any waivers of the Code of Business Conduct and Ethics are granted to the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or if any material amendment is made to the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment or waiver on the Company’s website under the heading “Investors — Corporate Governance” and subheading “Governance Documents.” In addition, the Board has adopted a general code of ethics that is applicable to all of the Company’s employees and directors.
The Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act of 2002. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy, as well as a copy of the Company’s general code of ethics, was distributed as part of the Company’s Legal and Ethical Compliance Manual to all employees and evidence of employee acknowledgements of receipt and understanding of the foregoing are on file in the Compliance Department. A summary of the Company’s whistleblower procedures is available on the Company’s website at www.bioscrip.com under the heading “Investors — Corporate Governance” and subheading “Governance Documents” (the contents of the website are not incorporated into this Proxy Statement).
Stockholder Communications with the Board of Directors
The Board provides a process for stockholders and other interested parties to send communications to the Board or any of the directors. Interested parties may communicate with the Board or any of the directors by sending a written communication to BioScrip, Inc., c/o Corporate Secretary at 1600 Broadway, Suite 700, Denver, Colorado 80202. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors to whom such communication is addressed.

Review, Approval or Ratification of Transactions with Related Persons
In accordance with the terms of the Company’s Audit Committee Charter and the Company’s policy on related party transactions, the Audit Committee is required to review and approve all related person transactions on an ongoing basis. A related person transaction, as defined in Item 404(a) of Regulation S-K, is any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of the Company’s executive officers, directors, director nominees or 5% stockholders (or their immediate family members) has a direct or indirect material interest. The Company’s related party transaction policy prohibits employees and directors from establishing, maintaining or renewing any material business relationship (i.e., involving amounts exceeding $50,000 annually) between the Company any related party (i.e., a person or entity under common control with any officer, director, employee or owner of more than 2% of BioScrip stock) that is not at a competitive price (i.e., a price other than one that is competitive in comparison to comparable products and services) unless the business relationship is approved by the Audit Committee.
On June 22, 2016, the Company completed an equity offering of 45,200,000 shares of Common Stock (the “Equity Offering”). Prior to the Equity Offering, a significant number of shares of the Company’s Common Stock were reserved for issuance to the Coliseum Investors, which held shares of the Company’s Series A Convertible Preferred Stock and certain warrants. In order to issue a greater number of shares of Common Stock in the Equity Offering, the Company entered into a series of transactions with the Coliseum Investors in which the Coliseum Investors agreed to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series A Preferred Stock and the exercise of outstanding warrants. Specifically, on June 10, 2016, the Company entered into the Series B Exchange Agreement with the Coliseum Investors, whereby the Company exchanged 614,177 shares of the existing Series A Preferred Stock for an identical number of shares of Series B Preferred Stock, which had the same terms as the Series A Preferred Stock, except that the terms of the Series B Preferred Stock included the authority of the holders of the Series B Preferred Stock to waive the requirement that the Company reserve a sufficient number of shares of Common Stock to allow for the conversion of the Series B Preferred Stock. Then, on June 14, 2016, the Company entered into the Series C Exchange Agreement with the Coliseum Investors, whereby the Company exchanged all 614,177 shares of Series B Preferred Stock for an identical number of shares of Series C Preferred Stock, which had the same terms as the Series B Preferred Stock, except that the terms of the Series C Preferred Stock provide that the 11.5% per annum rate of non-cash dividends payable on the shares of the Series C Preferred Stock will be reduced based on the achievement by the Company of specified financial performance metrics. In addition, the Coliseum Investors participated in the Equity Offering through the Company’s underwriter on the same terms as all other participants.
During 2018, there were no related person transactions in conflict with the Company’s policies with respect to related party transactions.

Compensation of Directors
In 2018, the Compensation Committee engaged ClearBridge to review and make recommendations on the Company’s compensation for Directors. ClearBridge made recommendations to the Compensation Committee and at a meeting held on May 2, 2018, the Compensation Committee approved the following revised compensation plan for Directors:
Position on the Board and Committees	Fee
Non-management director retainer fee	$70,000 annually
Annual Restricted Stock Unit Award	$115,000 annually
Additional cash retainer fee for Chairman of the Board	$50,000 annually
Additional equity retainer for Chairman of the Board	$50,000 annually
Additional fee for serving as Chair of the Audit Committee	$30,000 annually
Additional fee for serving as a member of the Audit Committee	$15,000 annually
Additional fee for serving as Chair of the Compensation Committee	$20,000 annually
Additional fee for serving as a member of the Compensation Committee	$10,000 annually
Additional fee for serving as Chair of the Governance, Compliance and Nominating Committee	$15,000 annually
Additional fee for serving as a member of the Governance, Compliance and Nominating Committee	$5,000 annually
Additional fee for serving as Chair of Special Committee	$750 per telephonic meeting $1,000 per in-person meeting
Additional per meeting fee for Board and each Committee in excess of 10 meetings held by Board/each Committee	$500 telephonic $1,000 in-person
All of the above cash fees are paid quarterly. The annualized equity grant each director receives is structured as an annual restricted stock award of shares of Common Stock calculated to have a value of $115,000. On May 3, 2018 each director received 43,726 restricted shares of Common Stock for their 2018 service, except for Mr. Pate, who received 62,738 shares of restricted common stock, which included his equity retainer for serving as Chairman of the Board. The number of shares was determined by dividing a targeted grant value of  $115,000 ($165,000 for Mr. Pate) by the market price of the Company’s Common Stock of  $2.63 on that date. The grants vest on the business day immediately preceding the date of the next Annual Meeting, provided the holder continues to serve as a director of the Company as of that date. All Board members are also reimbursed for expenses incurred in connection with attending Board and annual meetings. In addition, the Company adopted director ownership guidelines that require each director to hold shares with a value equal to at least three times their cash retainer. The Directors are expected to reach this guideline within five years.

The table below sets forth all compensation earned by the Company’s non-employee directors in 2018.
Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael Bronfein	91,500	114,999	206,499
David W. Golding	87,500	114,999	202,499
Michael Goldstein	95,500	114,999	210,499
Steven Neumann(4)	77,250	114,999	192,249
Tricia Ngyuen(5)	20,440	0	20,440
R. Carter Pate(6)	114,000	165,001	279,001
Christopher S. Shackelton(7)	73,500	114,999	188,499

(1)
The fees shown include the annual retainer fee and per-meeting fees paid to each non-employee director, committee member and chairman based upon the above schedule of fees for 2018.

(2)
The value of the Stock Awards was determined in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”) and represents aggregate grant date fair value. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in the 2018 Annual Report.

(3)
On May 3, 2018, each non-employee director received a grant of 43,726 shares of restricted Common Stock for annual service as a director, which vests on June 10, 2019. The following stock awards were outstanding at fiscal year-end:

Name	Unvested Restricted Stock Awards Outstanding at Fiscal Year End
Michael Bronfein	43,726
David W. Golding	43,726
Michael Goldstein	43,726
Steven Neumann	43,726
R. Carter Pate	62,738
Christopher S. Shackelton	43,726
(4)
Fees due to Mr. Neumann are paid directly to KRG Capital Management LP (“KRG”), of which Mr. Neumann is a limited partner, pursuant to the terms of its partnership agreement and by agreement between the Company and KRG Capital Management LP. Mr. Neumann’s stock award took the form of 43,726 shares of Phantom Stock, a market-based cash award that entitles KRG to a cash payment equal to the fair market value of an equivalent number of shares of Common Stock as of the vesting date, which is June 10, 2019, the day immediately preceding the date of the Annual Meeting.

(5)
Ms. Nguyen resigned as a director effective immediately after the 2018 Annual Meeting. These were fees paid for her service prior to her resignation.

(6)
Mr. Pate’s stock awards include the value of 19,012 shares of restricted Common Stock awarded to Mr. Pate for his service as Chairman of the Board.

(7)
Fees due to Mr. Shackelton were paid directly to CCP pursuant to a resolution of the Board. Mr. Shackelton’s stock award took the form of 43,726 shares of Phantom Stock, a market-based cash award that entitles CCP to a cash payment equal to the fair market value of an equivalent number of shares of Common Stock as of the vesting date, which is June 10, 2019, the day immediately preceding the date of the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee operates pursuant to a written charter that is reviewed annually by the Audit Committee. As set forth in the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Company’s Audit Committee reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm, KPMG LLP, the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received and discussed with the Company’s independent registered public accounting firm the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions described in the preceding paragraph above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.
Submitted by the Audit Committee:
Michael Goldstein, Chairman
Michael Bronfein
Christopher S. Shackelton
R. Carter Pate

EXECUTIVE OFFICERS
The following sets forth certain information with respect to each person currently serving as an executive officer of the Company who is not also a director of the Company. Except as set forth below, none of the corporations or organizations identified below is a parent, subsidiary or other affiliate of the Company.
Stephen Deitsch, 47, Senior Vice President, Chief Financial Officer and Treasurer, Mr. Deitsch joined the Company in April 2017. Mr. Deitsch has extensive strategic and operational financial leadership experience, including over twelve years in the healthcare industry at medical technology companies Zimmer Biomet, Biomet (which merged with Zimmer Holdings in 2015) and Lanx (which Biomet acquired in October 2013). From August 2015 to April 2017, Mr. Deitsch served as Executive Vice President, Chief Financial Officer and Corporate Secretary of Coalfire, Inc., Mr. Deitsch served as the Chief Financial Officer of the Zimmer Biomet Spine, Bone Healing, and Microfixation business from July 2014 to July 2015 and as Vice President Finance, Biomet Corporate Controller from February 2014 to July 2014. Mr. Deitsch was the Chief Financial Officer of Lanx from September 2009 until it was acquired by Biomet in October 2013. From 2002 to 2009, Mr. Deitsch also served in various senior financial leadership roles at Zimmer Holdings, Inc., including Vice President Finance, Reconstructive and Operations, and Vice President Finance, Europe. Mr. Deitsch has been a director of Green Sun Medical, a private scoliosis treatment company, since October 2018.
Harriett Booker, 53, Senior Vice President, Chief Operating Officer, Ms. Booker joined BioScrip in November 2017. Ms. Booker has vast operational and executive leadership experience in the home infusion industry, including over two decades at Option Care, CVS Specialty Infusion Services and Coram Specialty Infusion. In 2016, Ms. Booker was the Interim Senior Vice President, Revenue Cycle Management at Option Care. Prior to Option Care, from 2008 to 2015, Ms. Booker held increasing executive responsibilities at CVS Specialty Infusion Services and its predecessor organization, Coram Specialty Infusion, culminating in being named Chief Sales Officer, a role she held from 2014 to 2015. Other executive responsibilities during her seven-year tenure at CVS Specialty Infusion Services and Coram Specialty Infusion included: Chief Commercial Officer from 2012 to 2014, Executive Vice President from 2010 to 2012, and Senior Vice President, Sales from 2009 to 2010. She served in leadership roles for Option Care (and Walgreens-Option Care) from 2002 to 2008, including Director of Sales Operations, Vice President of Managed Care Sales, and Vice President of Sales and Marketing.
Jody Kepler, 48, Senior Vice President, Chief Compliance Officer and Privacy Officer.   Ms. Kepler joined the Company in December 2016. Ms. Kepler resigned from the Company effective April 12, 2019. From 2010 until December 2016, Ms. Kepler served as legal counsel and Privacy Officer for Coram, LLC, an affiliate of CVS Health, Inc., that provides home infusion services. Ms. Kepler’s role included advising Coram on healthcare regulatory matters, including privacy, reimbursement and fraud, waste and abuse regulations. Ms. Kepler holds a bachelor of science degree from the University of Texas Southwestern Medical Center, a juris doctor from Southern Methodist University Dedman School of Law, and an L.L.M. from the University of Denver, Sturm School of Law.
Kathryn Stalmack, 42, Senior Vice President, General Counsel and Corporate Secretary.   Ms. Stalmack joined the Company in August 2015. Ms. Stalmack has extensive experience as a corporate transactional and healthcare regulatory attorney. From January 2008 to August 2015, Ms. Stalmack served as a shareholder at Polsinelli, PC working in the Healthcare Practice group. From April 2003 to December 2007, Ms. Stalmack worked at Donohue Brown Mathewson & Smith as a healthcare litigator primarily defending physicians and hospitals. Ms. Stalmack also worked as a litigator at Cassiday Schade & Gloor from 2001 to 2003. Ms. Stalmack holds a Bachelor of Science degree from Miami University in Oxford, Ohio, and Juris Doctor from Loyola University Chicago School of Law. Ms. Stalmack is admitted to practice law in Illinois and Colorado.
John McMahon, 53, Vice President, Controller and Chief Accounting Officer.   Mr. McMahon joined the Company in October 2018. Mr. McMahon has more than 25 years of accounting experience, including over a decade in principal accounting officer roles at publicly traded companies. In 2018, prior to joining BioScrip, Mr. McMahon was Chief Financial Officer of Anivive Lifesciences. From October 2015 through the end of 2017, he was Chief Financial Officer at Heska Corporation. From March 2014 through

May 2015, he was Corporate Controller at Pinnacle Ag Holdings, and prior to that from 2008 through 2014, he was Corporate Controller for Advanced Energy Industries, Inc. Earlier in his career, Mr. McMahon held senior accounting and audit positions with a variety of companies, including at publicly traded Danka Business Systems PLC, Sykes Enterprises, Inc. and Documentum. Mr. McMahon is a certified public accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
For the fiscal year ending December 31, 2018, the Company produced net revenue of  $708.9 million and Adjusted EBITDA of  $45.1 million. The Company did not achieve the financial performance targets required for funding and no bonuses were paid pursuant to the 2018 bonus plan. Additionally, on March 15, 2019, the Company entered into a definitive merger agreement with Option Care to combine the two companies. As a result of the pending merger and the Company’s financial performance for 2018, no increases in salaries were granted for 2019 and no equity awards are contemplated in 2019 at this time.
Overview
The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company as well as material compensation arrangements for senior executives. Each member of the Compensation Committee is “independent” as set forth in Rule 5605(a)(2) of the Nasdaq Rules. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior executives; oversees the 2018 Plan, the 2008 Plan, the 2001 Plan, the Directors Plan and the CHS Plan. Although there are still outstanding and unvested awards from the 2008 Plan, the 2001 Plan, the Directors Plan and the CHS Plan, new awards may only be granted from the 2018 Plan. The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for executive officers and other significant positions within the Company.
The Compensation Committee, from time to time, utilizes compensation consultants to assist the Committee with:
•
compensation benchmarking;

•
incentive plan design and grant levels;

•
current and anticipated trends in executive compensation; and

•
compliance with executive compensation regulations.

Objectives of the Company’s Compensation Program
The Compensation Committee adheres to the following four principles in discharging its responsibilities:
•
Overall compensation programs should be structured to ensure our ability to attract, retain, motivate and reward those individuals who are best suited to achieve the desired performance results, both long-term and short-term, while taking into account the roles, duties and responsibilities of individuals and their respective departments.

•
There should be a strong link between executive officer compensation and the Company’s short-term and long-term financial performance.

•
Annual bonuses and long-term incentive compensation for senior management and key employees should be “at risk,” or based upon Company performance and/or the satisfactory achievement of rigorous pre-established financial and other performance related goals and objectives.

•
The compensation program should align with shareholder value creation, with the objective of delivering above-market returns to shareholders.

Role of Benchmarking
In determining compensation, the Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry to assure that our programs are market competitive. The Compensation Committee reviews and periodically adjusts the peer group it uses in making compensation decisions.

In October 2018, with the assistance of ClearBridge Compensation Group (“ClearBridge”), the Compensation Committee reviewed the composition of the Company’s peer group. Based on ClearBridge’s review based on the Company’s size, business, revenue, market capitalization and other factors, the Board removed PharMerica, Almost Family and Alliance Healthcare services due to M&A activity, and removed Fred’s, Five Star Senior Living, PetMed, and Centric Health Corporation after the review. The Board also added RadNet, Diversicare Healthcare Services, and Capital Senior Living and approved the following peer group:
Diplomat Pharmacy, Inc.	RadNet, Inc.
The Ensign Group, Inc.	American Renal Assoc. Holdings, Inc
LHC Group, Inc.	Tivity Health, Inc.
Chemed Corp.	Diversicare Healthcare Services, Inc.
Amedisys Inc.	Capital Senior Living Corporation
Civitas Solutions, Inc.	Addus HomeCare Corporation
National HealthCare Corporation
Chief Executive Officers’s Role in Compensation Practices
While the Compensation Committee does not delegate to the Chief Executive Officer its authority to determine executive compensation, it considers recommendations from the Chief Executive Officer in making compensation decisions for executive officers, other than himself. In making compensation recommendations to the Compensation Committee, the Chief Executive Officer generally considers individual, business unit, division and Company performance and comparable compensation for a similar position at other competitive companies. Compensation levels and targets, as well as performance targets and compensation ranges, are then proposed by the Chief Executive Officer to the Compensation Committee, which reviews the proposals, discusses them with the Chief Executive Officer and from time to time the Compensation Committee’s outside consultant, and considers the benchmark data. The Compensation Committee makes final decisions on compensation. The Chairman of the Compensation Committee advises the Chief Executive Officer of the Compensation Committee’s decisions and the Chief Executive Officer, in turn, informs other members of senior management of the decisions, as appropriate.
The Compensation Consultant’s Role in Compensation Practices
The Compensation Committee has the sole authority to retain and terminate independent consultants on matters of executive compensation and benefits, including sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance for internal and external legal, accounting, or other advisors. As stated above, the Compensation Committee utilizes ClearBridge as its compensation consultant. ClearBridge reports directly to the Compensation Committee. ClearBridge was not engaged to perform any additional services beyond its support of the Compensation Committee.
In reviewing conflicts of interest, our Compensation Committee considered the following six factors with respect to ClearBridge: (i) the provision of other services to the Company; (ii) the amount of fees received from the Company as a percentage of ClearBridge’s total revenue; (iii) the policies and procedures of ClearBridge that are designed to prevent conflicts of interest; (iv) any business or personal relationship of ClearBridge with a member of the Compensation Committee; (v) any Company stock owned by ClearBridge; and (vi) any business or personal relationship of ClearBridge with any of the Company’s executive officers. Upon consideration of these factors, our Compensation Committee concluded that the engagement of ClearBridge did not present any conflicts of interest.

Stockholders’ Role in Compensation Practices
The Compensation Committee considers stockholder input when setting compensation for executive officers. At the 2018 Annual Meeting, over 98% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation policies. The Board and the Compensation Committee reviewed these results and determined that, given the significant level of support, no major re-examination of our executive compensation policies was necessary at this time. The Compensation Committee will continue to consider the outcome of the annual advisory vote to approve compensation when making future compensation decisions for the executive officers.
Elements of the Executive Compensation Program
With the above principles and benchmarking data as a guide, the Compensation Committee embraces a “pay-for-performance” philosophy and has adopted compensation programs that it believes are competitive with compensation paid to executives in similar businesses with persons holding similar positions and having similar duties and responsibilities. The compensation program for executive officers consists of:
•
base salary,

•
annual cash incentive compensation, and

•
long-term incentive compensation.

Base Salary.   Base salary is the only fixed cash component of the executive compensation program and is the only element of executive compensation not directly based on Company performance. The Compensation Committee reviews base salaries for executives other than the Chief Executive Officer from time to time and approves salary levels after assessing a number of factors, including our performance, the executive’s performance, the executive’s scope of responsibilities, competitive compensation levels coupled with internal equity considerations and our ability to pay. The minimum base salary of the Chief Executive Officer is fixed by the terms of his employment agreement, although it may be increased at the discretion of the Compensation Committee.
Base salaries allow us to provide a competitive level of compensation in order to attract and retain superior employees. On an overall basis, base salary is generally targeted at the 50th percentile of the competitive market (as discussed above) for the Chief Executive Officer and his direct reports, subject to individual circumstances and the need to obtain or retain appropriate talent.
Performance-Based Annual Cash Incentive Compensation.   We do not guarantee annual bonuses to our executives or to employees at any level. A broad group of approximately 242 management employees, including the named executive officers, are eligible to participate in a performance-based annual cash incentive plan. The cash incentive plan is designed to motivate employees to continuously improve our business performance and to promote a results-oriented business culture by rewarding an executive officer’s individual performance as well as the overall Company performance for a given year. Annual cash incentive compensation is generally targeted at the 50th percentile of the companies included within the Company’s selected peer group, subject to individual circumstances and the need to obtain or retain appropriate talent. Executive officers have an opportunity to receive annual incentive compensation under the cash incentive plan if individual, corporate and departmental or business unit goals and objectives established annually by the Compensation Committee are achieved for a given year.

Employees eligible to participate in Company-wide cash incentive awards, including those for executives, are recommended to the Compensation Committee for approval based on an assessment by the Chief Executive Officer. If previously identified financial performance thresholds or other objective corporate goals and objectives are achieved, then an incentive award is paid to individuals for that year. In 2018, the Company had a target goal of  $55.0 million EBITDA and a 5% growth in core therapy revenue growth. The Company did not meet the minimum or target goal for 2018, and as a result the Compensation did not approve any bonuses based on financial performance for 2018.
	Base Salary	Target Bonus		Actual Payouts
Named Executive Officer		% of Salary	$ Value	% of Salary	$ Value
Daniel E. Greenleaf	$750,000	100%	$750,000	0%	$0
Stephen Deitsch	$375,000	80%	$300,000	0%	$0
Jody Kepler	$235,000	40%	$94,000	0%	$0
Harriet Booker	$415,000	80%	$332,000	0%	$0
Kathryn Stalmack	$338,000	80%	$270,400	0%	$0
Long-Term Incentive Compensation.   We have provided long-term incentives to our executive officers through the 2018 Plan, the CHS Plan and the 2008 Plan. The 2018 Plan permits and the CHS Plan and 2008 Plan used to permit the grant of various equity-based awards, including stock options, stock appreciation rights, restricted stock units, restricted stock grants and performance units. The 2018 Plan does not nor did the 2008 Plan allow the grant of  “reload” options or the repricing of stock options. Long-term incentive compensation is generally targeted at the median of the companies included within the Company’s selected peer group.
The purpose of the 2018 Plan is to promote the interests of the Company by granting equity awards to key employees in order to (i) attract and retain key employees, (ii) provide an additional incentive to each key employee to work to increase the value of Common Stock, and (iii) provide each key employee with a stake in the future of the Company that corresponds to the stake of each of our stockholders. During 2018, the Compensation Committee determined that a mix of stock options, restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”), with performance criteria based on achievement of Company financial performance objectives, provided the strongest tie to Company performance and most closely aligned the interests of the CEO, CFO and COO with our stockholders. The Compensation Committee made this decision to provide a mix of options, RSUs, and PRSUs based on recommendations from ClearBridge to align with shareholder value creation, retention and pay-for-performance objectives.
Long-term incentive compensation is generally granted on an annual basis. In addition, awards may be made to new employees upon their joining the Company, and to employees who are promoted or are rewarded for a special achievement during the year. As part of the annual process, the Compensation Committee engaged ClearBridge to review the long-term incentive compensation design to ensure it continued to achieve the Company’s long-term objectives.
The annual grant of long term incentive compensation to key employees was effective April 11, 2018. The maximum long term incentive grant was based on a goal of 200% of base salary or $1,500,000 for the Chief Executive Officer, with 50% of that value based on RSUs, 25% based on PRSUs and 25% based on Options. Similarly, the Chief Financial Officer’s grant was based on a goal of 80% of base salary or $300,000 with 50% of that value based on RSUs, 25% on PRSUs and 25% on Options. The Compensation Committee approved grants of stock options and restricted stock units as follows:
	RSUs	PRSUs	Options
Daniel E. Greenleaf	295,257	147,637	228,421
Stephen Deitsch	59,055	29,527	45,684
Jody Kepler	29,527		45,684
Harriet Booker	60,629	30,314
Kathryn Stalmack	29,527		45,684

Each option granted had a strike price of the fair market value on the date of the grant. The options vest in equal amounts, with one third of the shares vesting on the first, second and third anniversaries of the date of the grant. The stock option agreements evidencing the grants have seven to ten-year terms. The RSUs represent a contingent right to receive one share of Common Stock. The RSUs vest in equal amounts, with one third of the shares vesting on the first, second and third anniversaries of the date of the grant. The PRSU vest after 2020 provided EBITDA performance goals are met. The PRSUs can vest from 0% to 150% of the target for each of the named executive officers and 0% to 200% of the target for the Chief Executive Officer, each depending on the level of EBITDA achieved.
In addition, in recognition of contributions and performance in 2017, as well as the Compensation Committee’s desire to motivate and retain the executive team, on April 5, and May 3, 2018, the Compensation Committee approved a grant of 197,727 additional restricted stock units to Mr. Greenleaf, 56,263 additional restricted stock units to Mr. Deitsch, 23,454 additional restricted stock units to Ms. Kepler and 73,745 additional restricted stock units to Ms. Stalmack Unlike the annual grants made on April 11, 2018, all of the restricted stock units described in the preceding sentence vests on the first anniversary of the date of grant.
On October 12, 2018, the Compensation Committee granted PRSUs to certain officers that provide that such PRSUs will vest based upon successful completion of certain strategic initiatives. In connection with these PRSUs, the officers agreed to a new non-compete provision. The new non-compete provisions provides that the officer will not provide any executive, managerial, supervisory, sales, marketing research, consulting or customer-related services in competition with the Company with respect to the Company’s business as defined in the Company’s annual report on Form 10-K for the year ended December 31, 2017 for or on behalf of any of the companies specifically identified in the grant document. These were granted to the named executive officers as follows:
PRSUs
Daniel E. Greenleaf	479,015
Stephen Deitsch	136,861
Harriet Booker	151,460
Kathryn Stalmack	123,358
Deductibility of Compensation
In establishing pay levels for our executive officers, the Compensation Committee considers the impact of Section 162(m) of the Code on the amount of compensation deductible by the Company. The Compensation Committee pursues a strategy of maximizing the deductibility of the compensation paid to the executive officers when appropriate. For 2017 and earlier, Section 162(m) imposed a $1.0 million limit on the amount that a publicly traded company may deduct for compensation paid to its chief executive officer and its next three most highly compensated executives, excluding the chief financial officer. This limitation did not apply to pay that qualified as “performance-based compensation.” In order to qualify as performance-based, compensation must, among other things, be based solely on the attainment of pre-established, objective goals under a stockholder approved plan with no discretion permitted in determining award payouts. However, the Tax Cuts and Jobs Act, which was enacted December 22, 2017, amended Section 162(m) to eliminate these exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1 million compensation limit was also expanded to include a public traded company’s chief financial officer and applies to certain individuals who were covered employees in years other than the then current taxable year. These changes have reduced the Compensation Committee’s ability to maximize the deductibility of executive compensation.
Retirement
We maintain a qualified 401(k) plan in which all eligible employees (including the named executive officers) may participate.

Perquisites
The Company did not provide any perquisites to any of the named executive officers in 2018.
CEO Pay Ratio
On August 5, 2015, the SEC adopted new rules implementing the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). These rules require reporting companies to disclose the ratio of the annual compensation of the company’s median employee to the annual compensation of its principal executive officer and became effective for us in the proxy statement for our 2018 Annual Meeting.
The Company identified the median employee as of December 31, 2018, including all of its 1,697 full time, 47 part time and 339 per diem hourly employees in the analysis. The Company estimates that its median employee is a clinical nurse with total compensation of  $50,916 in 2018. Mr. Greenleaf’s total compensation for 2018 was $4,111,309. Accordingly, the ratio of Mr. Greenleaf’s compensation to the median employee is estimated to be 80.7:1.
There is a lot of flexibility in how the median employees are identified. Companies are using different approaches that are appropriate for their employee population and compensation programs and are using estimates and assumptions. As a result, the ratio that other companies have calculated may not be comparable to the ratio that we have presented not only because of different businesses or different compensation programs, but because of using different methodologies and assumptions.
Compensation Committee Report
Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Management Development and Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the 2018 Annual Report.
Submitted by the Management Development and
Compensation Committee:
David W. Golding, Chairman
Steven Neumann
Christopher S. Shackelton
R. Carter Pate
Compensation Committee Interlocks and Insider Participation
David W. Golding, Steven Neumann, Christopher S. Shackelton and R. Carter Pate, who currently compose the Compensation Committee, are each independent, non-employee directors of the Company. No executive officer (current or former) of the Company served as a director or member of  (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of the Board or (iv) were directly or indirectly the beneficiary of any related party transaction required to be disclosed under the applicable regulations under the Exchange Act, during the year ended December 31, 2018.

Summary Compensation Table
The table below summarizes the total compensation for each of the Company’s named executive officers in 2018, 2017 and 2016 for the years in which they served as named executive officers.
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Daniel E. Greenleaf(3) President & Chief Executive Officer	2018	749,519		2,979,665	382,125	—	—	4,111,309
	2017	725,000	—	1,154,363	—	268,250	24,956	2,172,569
	2016	207,635	—	418,867	621,041	362,500	25,000	1,635,043
Stephen Deitsch(4) Senior Vice President, Chief Financial Officer & Treasurer	2018	375,000	—	752,398	76,425	—	—	1,203,823
	2017	252,404	—	327,466	211,504	76,331	—	867,705
Jody Kepler(5) Senior Vice President, Chief Compliance Officer	2018	230,385	—	130,654	76,425	—	—	437,464
	2017	215,000	—	—	103,084	31,820	—	349,904
Harriet Booker(6) Senior Vice President, Chief Operating Officer	2018	415,000	—	650,543	—	—	—	1,065,543
	2017	30,327	—	86,876	293,847	—	—	411,050
Kathryn Stalmack(7) Senior Vice President, General Counsel and Corporate Secretary	2018	338,000	—	584,827	76,425	—	—	999,252

(1)
Values reflect the aggregate grant date fair value computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2018 included in the 2018 Annual Report. For stock awards consisting of PRSUs based on EBITDA results, values are reported based on the target number of shares that can be earned and with respect to PRSUs based on the Company’s stock price, values are reported based on the maximum number of shares. As described above, PRSUs are granted based on target number of shares, with payouts for the 2018 grant of 0%, 85%, 100% or 200% of target for Mr. Greenleaf, and 0%, 85%, 100% or 150% of target for Mr. Deitsch, and Ms. Booker, and payouts for the 2017 grant of 0%, 50%, 100% or 200% of target for Mr. Greenleaf and 0%, 50%, 100% or 150% of target for Mr. Deitsch and Ms. Booker, depending on the Company’s achievement of the performance goals.

(2)
Details regarding the amount shown can be found in the “All Other Compensation” table below and the footnotes thereto.

(3)
Mr. Greenleaf joined the Company in September 2016; his base salary for 2016 was $725,000, of which he received a pro-rated amount for the portion of the year that he was with the Company.

(4)
Mr. Deitsch joined the Company in April 2017. Mr. Deitsch’s base salary for 2017 was $375,000, of which he received a pro-rated amount for the portion of the year that he was with the Company.

(5)
Ms. Kepler joined the Company in December 2016 and was not a named executive officer in 2016.

(6)
Ms. Booker joined the Company in December 2017 and was not a named executive officer in 2016. Ms. Booker’s base salary for 2017 was $415,000 of which she received a pro-rated amount for the portion of the year that she was with the Company.

(7)
Ms. Stalmack joined the Company in 2015, but was not a named executive officer in 2016 or 2017.

All Other Compensation
The table below and related footnote disclosure describe each component of compensation included under the column heading “All Other Compensation” in the Summary Compensation Table above.
Name	Year	Legal/ Reimbursements ($)	Total ($)
Daniel E. Greenleaf	2018	—	—
	2017	24,956(1)	24,956
	2016	25,000(2)	25,000

(1)
Includes amounts paid pursuant to the provision of Mr. Greenleaf’s Employment Agreement that entitles him to reimbursement for non-reimbursable expenses that are helpful to the performance of his duties to the Company.

(2)
Includes legal fees of approximately $25,000 paid on behalf of Mr. Greenleaf in connection with the negotiation of his employment agreement executed in October 2016.

Grants of Plan Based Awards
In 2018, the Compensation Committee approved the grant of the following awards to the named executive officers.
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of option awards ($/Sh)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3)
Name		Target ($)	Maximum ($)	Target #	Maximum #
Daniel E. Greenleaf	6-8-2018	750,000	1,500,000	—	—	—	—	—	—
	4-11-2018(4)	—	—	—	—	228,421	2.59	—	382,125
	4-11-2018(5)	—	—	—	—	—	—	295,275	764,762
	4-11-2018(6)	—	—	147,637	295,274	—	—	—	764,762
	5-03-2018(7)	—	—	—	—	—	—	197,727	520,022
	10-12-2018(8)	—	—	—	—	—	—	479,015	1,312,501
Stephen Deitsch	6-8-2018	300,000	450,000	—	—	—	—	—	—
	4-11-2018(4)	—	—	—	—	45,684	2.59	—	76,425
	4-11-2018(5)	—	—	—	—	—	—	59,055	152,952
	4-11-2018(6)	—	—	29,527	44,291	—	—	—	114,714
	5-3-2018(7)	—	—	—	—	—	—	56,263	147,972
	10-12-2018(8)	—	—	—	—	—	—	136,861	374,999
Jody Kepler	6-8-2018	94,000	141,000	—	—	—	—	—	—
	4-5-2018(7)	—	—	—	—	—	—	23,454	54,179
	4-11-2018(4)	—	—	—	—	45,684	2.59		76,425
	4-11-2018(5)	—	—	—	—	—	—	29,527	76,475
Harriet Booker	6-8-2018	332,000	498,000	—	—	—	—	—	—
	4-11-2018(5)	—	—	—	—	—	—	60,629	157,029
	4-11-2018(6)	—	—	30,314	45,471	—	—	—	117,770
	10-12-2018(8)	—	—	—	—	—	—	151,460	415,000
Kathryn Stalmack	6-6-2018	270,400	405,600	—	—	—	—	—	—
	4-5-2018(7)	—	—	—	—	—	—	73,745	170,351
	4-11-2018(4)	—	—	—	—	45,684	2.59	—	76,425
	4-11-2018(5)	—	—	—	—	—	—	29,527	76,475
	10-12-2018(8)	—	—	—	—	—	—	123,358	338,000

(1)
These columns represent the estimated amounts of annual cash incentive awards granted under the Company’s performance-based annual cash incentive plan.

(2)
Options are granted with an exercise price equal to the closing price per share of Common Stock on the date of grant.

(3)
Represents the total fair value, estimated as per ASC 718. For stock awards consisting of PRSUs, values are reported for the highest number of shares (150% or 200% of target) that can be earned.

(4)
Represents stock options granted under the 2018 or 2008 Plan. Vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

(5)
Represents restricted stock units granted under the 2008 or 2018 Plan. Vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

(6)
Represents performance based restricted stock units granted under the 2008 or 2018 Plan. Vesting depends on the Company’s EBITDA at the end of the performance period, December 31, 2020. Values are reported for the highest number of shares (150% or 200% of target) that can be earned. PRSUs are granted based on target number of shares, with payouts of 0%, 85%, 100% or 200% of target for Mr. Greenleaf, and 0%, 85%, 100% or 150% of target for Mr. Deitsch and Ms. Booker depending on the Company’s achievement of the performance goals.

(7)
Represents restricted stock units granted under the 2008 or 2018 Plan. Vesting occurs on the first anniversary of the grant date.

(8)
Represents performance based restricted stock units granted under the 2018 Plan. Vesting occurs upon a change in control.

Outstanding Equity Awards at Fiscal Year End
The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2018.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel E. Greenleaf	295,207	147,603(1)	—	1.11	12-1-2023	—	—	—	—
	—	228,421(2)	—	2.59	4-11-2028	—	—	—	—
	—	—	—			—	—	408,557(3)	1,458,548
	—	—	—			—	—	295,274(4)	1,054,128
	—	—	—			377,358(5)	1,347,168	—	—
	—	—	—			128,700(6)	459,459	—	—
	—	—	—			197,727(7)	705,885	—	—
	—	—	—			295,275(8)	1,054,132	—	—
	—	—	—			—	—	479,015(9)	1,710,084
Stephen Deitsch	71,970	143,939(10)	—	1.52	4-24-2027	—	—	—	—
	—	45,684(2)	—	2.59	4-24-2028	—	—
	—	—	—			—	—	133,804(3)	477,680
	—	—	—			—	—	44,291(4)	158,119
	—	—	—			59,055(7)	210,826	—	—
	—	—	—			56,263(8)	200,859	—	—
	—	—	—			—	—	136,861(9)	488,594
Jody Kepler	16,502	33,003(11)	—	1.63	2-9-2027	—	—	—	—
	12,920	25,840(12)	—	2.08	3-15-2027	—	—	—	—
	—	45,684(2)	—	2.59	4-11-2028	—	—	—	—
	—	—	—			23,454(13)	83,731	—	—
	—	—	—			29,527(5)	105,411	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Harriet Booker	62,998	125,996(14)	—	2.53	11-28-2024	—	—	—	—
	—	—	—			60,629(2)	216,446	—	—
	—	—	—			—	—	26,835(3)	95,801
	—	—	—			—	—	45,471(4)	162,331
	—	—	—			—	—	151,460(9)	540,712
Kathryn Stalmack	125,000	—	—	2.08	8-10-2025	—	—	—	—
	33,004	66,006(11)	—	1.63	2-9-2027	—	—	—	—
	25,840	51,679(12)	—	2.08	3-15-2027	—	—	—	—
	—	45,684(2)	—	2.59	4-11-2028	—		—	—
	—	—	—			73,745(13)	263,270	—	—
	—	—	—			29,527(7)	105,411	—	—
	—	—	—			—	—	123,358(9)	440,388

(1)
Vesting schedule is as follows: one-third vested December 1, 2017, one-third vested on December 1, 2018 and one-third will vest on December 1, 2019.

(2)
Vesting schedule is as follows: one-third will vest April 11, 2019, one-third will vest April 11, 2020 and one-third will vest April 11, 2021.

(3)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan. Vesting depends on the Company’s EBITDA and 20-day average stock price at the end of the performance period, December 31, 2019. Number of shares are reported for the highest number of shares (150% or 200% of target) that can be earned. PRSUs are granted based on target number of shares, with payouts of 0%, 50%, 100% or 200% of target for Mr. Greenleaf, and 0%, 50%, 100% or 150% of target for Mr. Deitsch and Ms. Booker depending on the Company’s achievement of the performance goals.

(4)
Represents Performance-based Restricted Stock Units granted under the 2008 Plan. Vesting depends on the Company’s EBITDA at the end of the performance period, December 31, 2020. Number of shares are reported for the highest number of shares (150% or 200% of target) that can be earned. PRSUs are granted based on target number of shares, with payouts of 0%, 85%, 100% or 200% of target for Mr. Greenleaf, and 0%, 85%, 100% or 150% of target for Mr. Deitsch and Ms. Booker depending on the Company’s achievement of the performance goals.

(5)
Restricted Stock Units will vest on December 1, 2020.

(6)
Restricted Stock Units will vest one-half on November 28, 2019 and one-half on November 28, 2020.

(7)
Restricted Stock Units will vest one-third on April 11, 2019, one-third on April 11, 2020 and one-third on April 11, 2021.

(8)
Restricted Stock Units will vest on May 5, 2019.

(9)
Represents performance based restricted stock units granted under the 2018 Plan. Vesting occurs upon a change in control.

(10)
Vesting schedule is as follows: one-third vested April 24, 2018, one-third will vest April 24, 2019 and one-third will vest April 24, 2020.

(11)
Vesting schedule is as follows: one-third vested February 9, 2018, one-third will vest February 9, 2019 and one-third will vest February 9, 2020.

(12)
Vesting schedule is as follows: one-third vested March 15, 2018, one-third will vest March 15, 2019 and one-third will vest March 15, 2020.

(13)
Restricted Stock Units will vest on April 5, 2019.

(14)
Vesting schedule is as follows: one-third vested November 28, 2018, one-third will vest November 28, 2019 and one-third will vest November 28, 2020.

Option Exercises and Stock Vested during 2018
	Stock awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Daniel Greenleaf	200,535	763,470
Stephen Deitsch	102,113	367,184
Harriet Booker	13,417	51,253

(1)
Represents vesting of restricted stock and restricted stock units.

(2)
Based on the closing price of our common stock as of the date of vesting less any amount paid by the executive to acquire the restricted stock units.

Employment and Severance Agreements
The Company maintains employment agreements or letter agreements with certain key executives that provide for severance and other benefits in the event of certain qualifying terminations. The Company believes that such agreements are necessary to attract high caliber employees, help to ensure a smooth transition period when an executive leaves the Company and help to align stockholder and executive interests when considering strategic alternatives that may result in a change in control.
Daniel E. Greenleaf — Employment Agreement
On October 31, 2016, the Company and Mr. Greenleaf entered into an employment agreement effective as of October 31, 2016, as amended December 12, 2018 (the “Employment Agreement”), regarding Mr. Greenleaf’s employment with the Company. The terms of the Employment Agreement provide for the employment of Mr. Greenleaf as the Company’s President and Chief Executive Officer at an initial base salary of  $725,000, which may be increased (but not decreased) at the discretion of the Board or the Compensation Committee. Mr. Greenleaf is eligible to receive an annual bonus in accordance with the Company’s then applicable short-term bonus or other cash incentive program at a target bonus level of 100% of the then annual base salary (the “Target Annual Bonus”) contingent on attainment of performance goals to be reasonably established in good faith by the Compensation Committee. Mr. Greenleaf’s annual bonus may range from 0% to 200% of the Target Annual Bonus, with an amount equal to 50% of the Target Annual Bonus payable only if the then applicable minimum performance requirement is achieved. Mr. Greenleaf will also receive a $25,000 annual reimbursement for non-reimbursable expenses. The Company agreed to reimburse Mr. Greenleaf for up to $25,000 for legal fees incurred in connection with the review and negotiation of the Employment Agreement.
Pursuant to the Employment Agreement, following the Company’s receipt of shareholder approval of an increase in the Company’s authorized shares, on December 1, 2016, Mr. Greenleaf was granted initial equity grants consisting of  (i) 377,358 Restricted Stock Units (the “Sign-On RSUs”) and (ii) 442,810 stock options. The Sign-On RSUs vest on December 31, 2020. The stock options vest one-third per year and have a seven-year term.
In 2017, pursuant to the Employment Agreement, Mr. Greenleaf received 272,370 (at target) performance restricted stock units (“PRSUs”). The PRSUs will vest at the end of a three-year performance period based on achievement of EBITDA and stock price measures that were determined by the

Compensation Committee on February 8, 2017, with a payout opportunity of 0% to 200% of target. Beginning in 2018, Mr. Greenleaf will be entitled to annual long-term incentive grants having an anticipated aggregate annualized grant date value of  $1,100,000.
Mr. Greenleaf is subject to a non-compete covenant, which provides that during the Restricted Period, Mr. Greenleaf may not, directly or indirectly (i) provide any executive, managerial, supervisory, sales, marketing, research, consulting or customer-related services to assist any competitor in competing against the Company in the United States, (ii) provide such services for certain named companies, (iii) solicit, divert or take away, or attempt to do the foregoing, from the Company the business of any Customer, (iv) cause or attempt to cause any of the Customers to terminate or reduce their existing relationships with the Company, (v) provide any competitive products or services to any Customer in competition with the Company or (vi) solicit or induce, or attempt to do the foregoing, any employee of the Company to work for any competitor of the Company. Mr. Greenleaf is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.
Unless renewed or extended, the Employment Agreement will terminate on December 31, 2020 (the “Initial Term”) unless earlier terminated by the Company or Mr. Greenleaf. If Mr. Greenleaf’s employment is terminated (i) at the expiration of the Initial Term (other than during a Change of Control Severance Period), (ii) at any time by the Company for Cause, (iii) due to Mr. Greenleaf’s death or disability or (iv) by Mr. Greenleaf in any manner except for Good Reason (other than during a Change in Control Severance Period), then Mr. Greenleaf or his estate will be entitled to his Base Salary through the date of termination. In the event of termination due to death or disability, he will also be entitled to a pro-rated bonus based on actual performance (the “Pro Rata Bonus”) and the annual bonus with respect to any completed year for which he has not yet been paid, based on actual performance (the “Accrued Bonus”). If Mr. Greenleaf’s employment is terminated at or after the expiration of the Initial Term (other than during a Change in Control Severance Period), he will be entitled to the Accrued Bonus with respect to 2020.
If Mr. Greenleaf’s employment is terminated without Cause or if he terminates his employment for Good Reason, in each case other than during a Change in Control Severance Period, he will be entitled to his Base Salary up to the date of such termination and severance pay in an amount equal to: (i) if such termination occurs on or before December 31, 2019, one times Base Salary; (ii) if the Company has not elected to extend the Employment Agreement and such termination occurs after December 31, 2019, the lesser of  (A) one times Base Salary and (B) Mr. Greenleaf’s Base Salary for the remainder of the Initial Term or (iii) if the Company has elected to extend the Employment Agreement and such termination occurs after December 31, 2019 and before the expiration of the Initial Term, one times Mr. Greenleaf’s Base Salary plus his Target Annual Bonus for 2019. Mr. Greenleaf will also be entitled certain medical benefits, the Pro Rata Bonus and the Accrued Bonus and Mr. Greenleaf will be deemed to have satisfied a portion of the time-based vesting requirement applicable to any performance-based or time-based equity compensation, as detailed in the Employment Agreement.
If Mr. Greenleaf’s employment is terminated without Cause or if he terminates his employment for Good Reason during a Change in Control Severance Period, Mr. Greenleaf will be entitled to his Base Salary up to the date of such termination and severance pay in an amount equal to two times the sum of his Base Salary and Target Annual Bonus during the year of termination. Mr. Greenleaf will also be entitled certain medical benefits, the Pro Rata Bonus and the Accrued Bonus. Further, in the event of such termination, (i) all performance goals with respect to any outstanding performance-based equity awards will be deemed to have been achieved at target and all time-based vesting requirements will lapse in their entirety, (ii) the vesting of all unvested Sign-On RSUs and all other time-based equity awards that are not subject to performance vesting will accelerate and (iii) all stock options shall remain exercisable until the earlier of two years after the date of termination of employment or the expiration of the scheduled term of such options.
“Cause” means (i) engaging in misconduct which is materially injurious to the Company, (ii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iii) engaging in fraud, theft or embezzlement in connection with the business of the Company, (iv) engaging in any act of moral turpitude reasonably likely to adversely affect the Company or its business or reputation or (v) Mr. Greenleaf’s material breach of the Employment Agreement or of any fiduciary duty to or written agreement with the Company. “Change in Control Severance Period” means the period commencing immediately prior to the consummation of a Change in Control and ending 18 months after the consummation of such Change in Control. “Good Reason” means (i) a material diminution in Mr. Greenleaf’s annual base salary, target bonus opportunity or long-term equity incentive opportunity, (ii) a material diminution in Mr. Greenleaf’s authority, duties, or responsibilities or any diminution in his titles or the assignment to Mr. Greenleaf of duties or responsibilities materially inconsistent with his position with the Company, (iii) a requirement that Mr. Greenleaf report to a corporate officer or employee instead of reporting directly and exclusively to the Board, (iv) a relocation of Mr. Greenleaf’s primary place of employment by more than 50 miles or (v) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.
Stephen Deitsch — Offer Letter and Severance Agreement
On April 10, 2017, the Company provided to Mr. Deitsch an offer letter that outlines the terms of Mr. Deitsch’s employment as the Company’s Senior Vice President, Chief Financial Officer and Treasurer (the “Offer Letter”). Mr. Deitsch’s annual salary will be $375,000, and he is eligible to participate in the Company’s Management Incentive Bonus Program, provided that he remains continuously employed with the Company through the date that the bonus is paid. Mr. Deitsch is eligible for a bonus of up to 80% of his base salary, as determined by the Company and the Board, and subject to corporate, departmental and individual objectives being met. His participation in the 2017 Management Incentive Bonus Plan was prorated based on his hire date.
As provided in the Offer Letter, Mr. Deitsch was granted equity awards consisting of 215,909 options to purchase Company stock, par value $0.0001 per share, and 133,803 performance-based restricted stock units, subject to the performance goals currently applicable to the Company’s current Long-Term Incentive Plan. In addition, Mr. Deitsch received 35,211 performance-based restricted stock units, the vesting of which will be based on successful completion of certain agreed-upon milestones within the first six months of his employment.
In the event of a change in control, all performance goals (other than those relating to the value of the Company’s common stock) pertaining to Mr. Deitsch’s outstanding performance-based awards will be deemed to have been achieved at target and all time-based vesting requirements will lapse in their entirety, provided that the determination of whether any performance goals related to the value of the Company’s common stock have been achieved will be made by reference to the value of the Company’s common stock on or as of the date of the change in control. Mr. Deitsch will be permitted to participate in all employee benefits plans, policies, and practices now or hereafter maintained by or on behalf of the Company, commensurate with his position and level of individual contribution, if and to the extent he is eligible pursuant to the terms of such plans, policies, and practices, which may be modified by the Company at its discretion.
The Company and Mr. Deitsch also executed a Severance Agreement in connection with the Offer Letter, which provides that, subject to certain conditions, if Mr. Deitsch’s employment is terminated by the Company other than for “Cause,” as defined in the Severance Agreement, Mr. Deitsch will be entitled to receive salary continuation payments for 52 weeks following the date Mr. Deitsch executes the Company’s standard Separation and Release Agreement. On December 11, 2017, the Company and Mr. Deitsch amended the Severance Agreement to provide that, in addition, if Mr. Deitsch terminates his employment for “Good Reason,” Mr. Deitsch will be entitled to receive salary continuation payments for 52 weeks following the date Mr. Deitsch executes the Company’s standard Separation and Release Agreement.
As a condition to his employment Mr. Deitsch was required to enter into a restrictive covenant agreement with the Company which provides that during the term of employment and for one year following his termination, Mr. Deitsch may not directly or indirectly participate in any business which is competitive with the Company’s business. Similarly, for two years following his termination, Mr. Deitsch may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company. Mr. Deitsch is also required to keep confidential during the term of employment and thereafter all confidential information concerning the Company and its business.

“Cause” for purposes of the Severance Agreement means (i) commission of criminal conduct which involves moral turpitude; (ii) acts which constitute fraud or self-dealing against the Company or any of its subsidiaries, including, without limitation, misappropriation or embezzlement; (iii) willful engagement in conduct which is materially injurious to the Company or any of its subsidiaries; or (iv) gross misconduct in the performance of duties as an employee of the Company.
“Good Reason” for purposes of the Severance Agreement means the existence of any one or more of the following conditions that continue without Mr. Deitsch’s consent for more than 45 days following written notice of such conditions by Mr. Deitsch to the Chief Executive Officer (“Cure Period”): (i) a material adverse change in or reduction of Mr. Deitsch’s title, authority, duties and responsibilities, or Mr. Deitsch ceasing to report directly to the Chief Executive Officer; (ii) a material reduction in Mr. Deitsch’s base salary; and (iii) all or substantially all of the assets of the Company are purchased, and within 60 days of the consummation of such transaction the purchaser neither adopts the Severance Agreement nor offers Mr. Deitsch a severance agreement on substantially equivalent economic terms, provided that Mr. Deitsch (x) delivers such notice within 30 days following his learning of such condition(s), and (y) ceases employment within 45 days after the end of the Cure Period.
Jody Kepler — Offer Letter and Severance Agreement
In connection with the appointment of Ms. Kepler as Senior Vice President, Chief Compliance Officer, the Company and Ms. Kepler entered into an offer letter (the “Offer Letter”) dated as of November 18, 2017. The terms of the Offer Letter provide for the employment of Mr. Kepler as the Company’s Senior Vice President, Chief Compliance Officer at an initial base annual salary of  $215,000. Ms. Kepler is eligible to participate in all employee benefit plans and policies commensurate with her position and the Company’s cash bonus program, subject to satisfaction of corporate, departmental and individual objectives. In addition, subject to approval of the Board, Ms. Kepler is also eligible to receive stock options and restricted stock commensurate with her position.
As a condition of her employment, Ms. Kepler entered into a Restrictive Covenant Agreement, effective December 5, 2017, which provides that during the term of her employment and for a period of one year following her termination, Ms. Kepler may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of her termination, Ms. Kepler may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer of the Company with whom Ms. Kepler dealt in the two years prior to termination of her employment with the Company. Ms. Kepler is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.
In connection with beginning her employment with the Company, Ms. Kepler entered into a Severance Agreement dated November 24, 2017. The Severance Agreement provides that if the Company terminates Ms. Kepler’s employment without cause, subject to the execution of a waiver and release agreement, Ms. Kepler will be entitled to receive severance payments in the amount of her then annual base salary for a period of one year following the date of termination.
“Cause” for purposes of the Severance Agreement means (a) gross negligence, insubordination, or intentional misconduct in connection with the performance of her job duties, (b) conviction of, or plea of guilty or nolo contendere to, any felony or crime involving moral turpitude, (c) violation of the Company’s substance abuse policy, (d) breach of any material provision of any agreement with the Company, which breach is not cured within 30 days following written notice of the breach by the Company, or (e) intentional or willful violation of any rule or regulation of any government agency, or self-regulatory body, applicable to the Company’s business.
Harriet Booker — Offer Letter and Severance Agreement
The Company has provided to Ms. Booker an offer letter, dated as of November 21, 2017, that provides for Ms. Booker’s salary and benefits (the “Offer Letter”). Ms. Booker’s annual salary will be $415,000, and she is eligible to participate in the Company’s Management Incentive Bonus Program,

provided that she remains continuously employed with the Company through the date that the bonus is paid. Ms. Booker is eligible for a bonus of up to 80% of her base salary, as determined by the Company and the Board, and subject to corporate, departmental and individual objectives being met.
As provided in the Offer Letter, Ms. Booker was granted equity awards consisting of a long-term incentive award of options with a value of  $300,500 and PRSUs with a value of  $69,500, based on the stock price on the date she starts with the Company. The PRSUs are subject to the performance goals currently applicable to the Company’s current Long-Term Incentive Plan. In addition, as provided in the Offer Letter, Ms. Booker received performance-based restricted stock units for 2018, at an annual target value of at least $231,000, at the same time grants are made to other comparable executives.
In the event of a change in control, all performance goals (other than those relating to the value of the Company’s common stock) pertaining to Ms. Booker’s outstanding performance-based awards will be deemed to have been achieved at target and all time-based vesting requirements will lapse in their entirety, provided that the determination of whether any performance goals related to the value of the Company’s common stock have been achieved will be made by reference to the value of the Company’s common stock on or as of the date of the change in control.
Ms. Booker will be permitted to participate in all employee benefits plans, policies, and practices now or hereafter maintained by or on behalf of the Company, commensurate with her position and level of individual contribution, if and to the extent she is eligible pursuant to the terms of such plans, policies, and practices, which may be modified by the Company at its discretion.
The Company and Ms. Booker also executed a Severance Agreement in connection with the Offer Letter, which provides that, subject to certain conditions, if Ms. Booker’s employment is terminated by the Company other than for “Cause,” as defined in the Severance Agreement, or by Ms. Booker for “Good Reason,” as defined in the Severance Agreement, Ms. Booker will be entitled to receive salary continuation payments for 52 weeks following the date Ms. Booker executes the Company’s standard Separation and Release Agreement and Ms. Booker will be entitled to receive reimbursement for the cost of continuing health benefits under COBRA for one year.
“Cause” for purposes of the Severance Agreement means (a) gross negligence, insubordination, or intentional misconduct in connection with the performance of her job duties, (b) conviction of, or plea of guilty or nolo contendere to, any felony or crime involving moral turpitude, (c) violation of the Company’s substance abuse policy, (d) breach of any material provision of any agreement with the Company, which breach is not cured within 30 days following written notice of the breach by the Company, or (e) intentional or willful violation of any rule or regulation of any government agency, or self-regulatory body, applicable to the Company’s business.
“Good Reason” for purposes of the Severance Agreement means the existence of any one or more of the following conditions that continue without Ms. Booker’s consent for more than 45 days following written notice of such conditions by Ms. Booker to the Chief Executive Officer (“Cure Period”): (i) a material adverse change in or reduction of Ms. Booker’s title, authority, duties and responsibilities, or Ms. Booker ceasing to report directly to the Chief Executive Officer; (ii) a material reduction in Ms. Booker’s base salary; and (iii) all or substantially all of the assets of the Company are purchased, and within 60 days of the consummation of such transaction the purchaser neither adopts the Severance Agreement nor offers Ms. Booker a severance agreement on substantially equivalent economic terms, provided that Ms. Booker (x) delivers such notice within 30 days following her learning of such condition(s), and (y) ceases employment within 45 days after the end of the Cure Period.
As a condition of her employment, Ms. Booker entered into a Restrictive Covenant Agreement, effective November 28, 2017, which provides that during the term of her employment and for a period of one year following her termination, Ms. Booker may not participate in, supervise or manage any competing activities in the defined territory. Similarly, for two years following the date of her termination, Ms. Booker may not solicit or otherwise interfere with the Company’s relationship with any present employee or any employee whose employment with the Company was terminated within the previous year, or any customer of the Company with whom Ms. Booker dealt in the two years prior to termination of her employment with the Company. Ms. Booker is also required to keep confidential during the term of employment and thereafter all confidential and proprietary information concerning the Company and its business.

Kathryn Stalmack — Offer Letter and Severance Agreement
On July 22, 2015, the Company provided to Ms. Stalmack an offer letter that outlines the terms of Ms. Stalmack’s employment as the Company’s Senior Vice President and General Counsel (the “Stalmack Offer Letter”). Ms. Stalmack’s annual salary was set at $338,000 for 2015, and she is eligible to participate in the Company’s Management Incentive Bonus Program, provided that she remains continuously employed with the Company through the date that the bonus is paid. Ms. Stalmack is eligible for a bonus of up to 80% of her base salary, as determined by the Company and the Board, and subject to corporate, departmental and individual objectives being met. Her participation in the 2015 Management Incentive Bonus Plan was prorated based on her hire date.
As provided in the Offer Letter, Ms. Stalmack was granted equity awards consisting of 125,000 options to purchase Company stock, par value $0.0001 per share, and 20,000 performance-based restricted stock units, subject to the performance goals currently applicable to the Company’s current Long-Term Incentive Plan.
Ms. Stalmack will be permitted to participate in all employee benefits plans, policies, and practices now or hereafter maintained by or on behalf of the Company, commensurate with her position and level of individual contribution, if and to the extent she is eligible pursuant to the terms of such plans, policies, and practices, which may be modified by the Company at its discretion.
The Company and Ms. Stalmack also executed a Severance Agreement in connection with the Offer Letter, which provides that, subject to certain conditions, if Ms. Stalmack’s employment is terminated by the Company other than for “Cause,” as defined in the Severance Agreement, Ms. Stalmack will be entitled to receive salary continuation payments for twelve (12) months following the date Ms. Stalmack executes the Company’s standard Separation and Release Agreement.
As a condition to her employment Ms. Stalmack was required to enter into a restrictive covenant agreement with the Company which provides that during the term of employment and for one year following her termination, Ms. Stalmack may not directly or indirectly participate in, supervise or manage any business which is competitive with the Company’s business. Similarly, for two years following her termination, Ms. Stalmack may not solicit or otherwise interfere with the Company’s relationship with any present or former employee or customer of the Company. Ms. Stalmack is also required to keep confidential during the term of employment and thereafter all confidential information concerning the Company and its business.
“Cause” for purposes of the Severance Agreement means (i) commission of criminal conduct which involves moral turpitude; (ii) acts which constitute fraud or self-dealing against the Company or any of its subsidiaries, including, without limitation, misappropriation or embezzlement; (iii) willful engagement in conduct which is materially injurious to the Company or any of its subsidiaries; or (iv) gross misconduct in the performance of duties as an employee of the Company.
“Good Reason” for purposes of the Severance Agreement means the existence of any one or more of the following conditions without Ms. Stalmack’s consent for more than 60 days following written notice of such conditions by Ms. Stalmack to the Company (“Cure Period”): (i) a material diminution of Ms. Stalmack’s annual base salary or target bonus opportunity, (ii) a material diminution in Ms. Stalmack’s title, authority, duties or or the assignment of duties or responsibilities materially inconsistent with her position with the Company; (iii) a relocation of Ms. Stalmack’s primary work location by more than 50 miles as of one business day prior to Change in Control; or (iv) any other action or inaction that constitutes a material breach by the Company of the Severance Agreement (including the Addendum), provided that Ms. Stalmack (x) delivers such notice within 90 days following the initial existence of the condition alleged to give rise to Good Reason, and (y) ceases employment within 45 days after the end of the Cure Period.

Addendum to Severance Agreements.
In December 2018 the Company entered into an addendum to the Severance Agreements for each of Mr. Deitsch, Ms. Kepler, Ms. Booker and Ms. Stalmack. The Addendum provides that in the event the executive’s employment with the Company is terminated (i) by the Company without Cause (as defined in the Severance Agreement) or (ii) by Executive for Good Reason, and such termination occurs during the 12-month period following a Change in Control (as such term is defined in the 2018 Plan), then, in lieu of the severance pay and benefits provided in the Severance Agreement, but subject to the execution of a waiver and release agreement, the executive will be entitled to receive (a) an amount equal to the sum of the executive’s annual base salary and target annual bonus, payable in a lump sum within 30 days following the date of termination, and (b) an amount equal to the value of twelve (12) months of the cost of benefits premiums under COBRA for the executive and his or her dependents.
For purposes of the Addendum, “Good Reason” means (i) a material diminution in annual base salary or target bonus opportunity; (ii) a material diminution in title, authority, duties, or responsibilities or the assignment to of duties or responsibilities materially inconsistent with her position with the Company; (iii) a relocation of primary work location by more than 50 miles as of one business day prior to Change in Control; or (iv) any other action or inaction that constitutes a material breach by the Company of the Severance Agreement (including the Addendum).
Potential Change in Control and Severance Payments
The following tables summarize potential change in control payments for Mr. Greenleaf, Mr. Deitsch, Ms. Kepler, Ms. Booker and Ms. Stalmack. Change in control has the meaning assigned to the term in the 2018 Plan. The columns below describe the payments that would apply in different termination scenarios — a termination of employment as a result of the named executive officer’s voluntary resignation without good reason, termination of employment by the Company for cause, death, disability, termination of employment by the Company without cause, termination of employment as a result of the named executive officer’s resignation for good reason, or termination of employment as a result of a change in control. The table assumes that the termination or change in control occurred on December 31, 2018. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, the below assumes a price per share of Common Stock of $3.57, which represents the closing market price of the Common Stock as reported on the Nasdaq Global Market on December 31, 2018. All amounts are expressed in dollars.
Daniel Greenleaf
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	—	750,000	3,000,000
Equity
Unexercisable Options	—	—	—	586,956	586,956
Unvested RSUs	—	—	—	4,822,983	6,533,066
Total	—	—	—	5,409,939	7,120,022
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	19,387	19,387
Total	—	—	—	6,179,326	10,139,409

Cash Severance:   Pro rata current bonus and annual bonus with respect to any completed year that has not yet been paid in the event of termination as a result of death or disability; one times base salary in the event of a termination without cause or for good reason plus certain medical benefits and pro rata current bonus and annual bonus with respect to any completed year that has not yet been paid; two times base salary and two times target annual bonus in the event of termination without cause or for good reason during a Change in Control Severance Period, plus certain medical benefits and pro rata current bonus and annual bonus with respect to any completed year that has not yet been paid.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2018 closing price of  $3.57. As of December 31, 2018, Mr. Greenleaf had 376,024 unvested stock options outstanding, 999,060 Restricted Stock Units, and 1,182,846 PRSUs. All of the RSUs and 830,930 of the PRSUs would accelerate upon a December 31, 2018 Change of Control termination event and all RSUS and 351,916 of the PRSUs would accelerate upon a December 31, 2018 termination Without Cause or resignation for Good Reason. Value of unvested options obtained by multiplying the number of options by the December 31, 2018 closing price of  $3.57 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $3.57.
Health & Welfare:   18 months of health and welfare benefits in the event of a termination without cause or with good reason whether or not during a Change in Control Severance Period.
Stephen Deitsch
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	—	375,000	675,000
Equity
Unexercisable Options	—	—	—	—	339,845
Unvested RSU	—	—	—	—	1,363,951
Total	—	—	—	—	1,703,797
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	28,135
Total	—	—	—	375,000	2,406,932

Cash Severance:   One-year base salary in the event of termination by the Company other than for cause or in the event of resignation for good reason. In the event of termination following a change in control, one-year base salary plus target bonus.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2018 closing price of  $3.57. As of December 31, 2018, Mr. Deitsch had 189,623 unvested stock options outstanding, 115,318 Restricted Stock Units and 314,956 PRSUs, 266,741 of the PRSUs would accelerate upon a December 31, 2018 Change of Control. Value of unvested options obtained by multiplying the number of options by the December 31, 2018 closing price of  $3.57 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $3.57.
Health & Welfare:   12 months of health and welfare benefits in the event of a termination following a Change in Control.

Jody Kepler
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause	Change in Control
Cash Severance	—	—	—	235,000	329,000
Equity
Unexercisable Options	—	—	—	—	147,298
Total	—	—	—	—	147,298
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	8,220
Total	—	—	—	235,000	484,518

Cash Severance:   One-year base salary in the event of termination by the Company other than for cause. In the event of termination following a change in control, one-year base salary plus target bonus.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options based on the December 31, 2018 closing price of  $3.57. As of December 31, 2018, Ms. Kepler had 104,527 unvested stock options outstanding which would accelerate upon a December 31, 2018 Change of Control. Value of unvested options obtained by multiplying the number of options by the December 31, 2018 closing price of  $3.57 less the strike price.
Health & Welfare:   12 months of health and welfare benefits in the event of a termination following a Change in Control.
Harriet Booker
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	—	415,000	747,000
Equity
Unexercisable Options	—	—	—	—	131,036
Unvested RSU					745,377
Total	—	—	—	—	876,413
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	26,496	26,496
Total	—	—	—	441,496	1,649,909

Cash Severance:   One-year base salary in the event of termination by the Company other than for cause or in the event of resignation for good reason. In the event of termination following a change in control, one-year base salary plus target bonus.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2018 closing price of  $3.57. As of December 31, 2018, Ms. Booker had 125,996 unvested stock options outstanding, 60,629 Restricted Stock Units and

223,766 PRSUs, 201,900 of the PRSUs would accelerate upon a December 31, 2018 Change of Control. Value of unvested options obtained by multiplying the number of options by the December 31, 2018 closing price of  $3.57 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $3.57.
Health & Welfare:   12 months of health and welfare benefits in the event of a termination following a Change in Control.
Kathryn Stamack
Benefit	Voluntary/ For Cause	Death	Disability	Without Cause/Good Reason	Change in Control
Cash Severance	—	—	—	338,000	608,400
Equity
Unexercisable Options	—	—	—	—	249,824
Unvested RSU					809,069
Total	—	—	—	—	1,058,896
Retirement Benefit
Defined Benefit Plan	—	—	—	—	—
Defined Contribution Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	26,550
Total	—	—	—	338,000	1,693,846

Cash Severance:   One-year base salary in the event of termination by the Company other than for cause or in the event of resignation for good reason. In the event of termination following a change in control, one-year base salary plus target bonus.
Unexercisable Options and Unvested RSUs:   Intrinsic value of accelerated vesting of stock options and Restricted Stock Units based on the December 31, 2018 closing price of  $3.57. As of December 31, 2018, Ms. Stalmack 163,369 unvested stock options outstanding, 103,272 Restricted Stock Units and 123,358 PRSUs, all of which would accelerate upon a December 31, 2018 Change of Control. Value of unvested options obtained by multiplying the number of options by the December 31, 2018 closing price of $3.57 less the strike price. Value of Restricted Stock Units obtained by multiplying the unvested Restricted Stock Units by the closing price of  $3.57.
Health & Welfare:   12 months of health and welfare benefits in the event of a termination following a Change in Control.
STOCKHOLDER PROPOSALS
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under Rule 14a-8, proposals submitted for inclusion in the Company’s 2020 proxy materials relating to the 2020 Annual Meeting must be received by the Company at its principal executive offices located at 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Secretary, no later than the close of business on December 31, 2019, in order to be included in the Company’s proxy statement and proxy relating to the 2020 Annual Meeting; provided, however, that in the event that the date of such meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, notice by the stockholder to be included in the Company’s proxy statement and proxy relating to the 2020 Annual Meeting must be so delivered a reasonable time before the Company begins to print and send its proxy materials. Proposals must comply with all the requirements of Rule 14a-8 and the Company’s bylaws. The Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Stockholder proposals and nominations for directors made outside of Rule 14a-8 under the Exchange Act may be considered at the 2020 Annual Meeting only if timely notice is given to the Company. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company no later than March 13, 2020 and no earlier than February 12, 2020; provided, however, that in the event that the date of the 2020 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the Annual Meeting, notice by a stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2020 Annual Meeting is first made. Such stockholder notice must comply with all of the requirements of the Company’s bylaws. The Board or the presiding officer at the 2020 Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for stockholder action in accordance with applicable law. These requirements are separate from the procedural requirements a stockholder must meet to have a proposal included in the Company’s proxy statement.
ANNUAL REPORT
A copy of the 2018 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC, is enclosed but is not to be regarded as proxy solicitation materials. You may obtain an additional copy at no charge through our website or by contacting us for a printed set. In addition, the exhibits of the 2018 Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary.
INCORPORATION BY REFERENCE
Upon the written or oral request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of any document incorporated by reference into this Proxy Statement by first class mail or other equally prompt means. Requests for such documents should be directed to BioScrip, Inc., 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200.
HOUSEHOLDING
If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the 2018 Annual Report to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.
You may revoke your consent to householding at any time by calling (800) 542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Secretary, 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary or contact BioScrip, Inc. Secretary at (720) 697-5200.
OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment to the extent permitted under the U.S. Securities Laws.

DIRECTIONS TO THE ANNUAL MEETING
If you require directions to attend the Annual Meeting, please send a written request to the Secretary of BioScrip, Inc., at 1600 Broadway, Suite 700, Denver, Colorado 80202, Attention: Corporate Secretary, telephone: (720) 697-5200.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000421954_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Daniel E. Greenleaf 02 Michael G. Bronfein 03 David W. Golding 04 Michael Goldstein 05 Steven Neumann 06 R. Carter Pate BIOSCRIP, INC. 1600 Broadway, Suite 700 Denver, CO 80202 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 3 Advisory vote to approve the Company’s executive compensation. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000421954_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com BIOSCRIP, INC. Annual Meeting of Stockholders June 11, 2019 This proxy is solicited on behalf of the Board of Directors of BioScrip, Inc. As an alternative to completting this form, you may enter your vote instruction by telephone at 1-800-690-6903 or via the internet at www.proxyvote.com. Have your proxy card in hand and follow the instructions. The stockholder(s) hereby appoint(s) Daniel E. Greenleaf and Kathryn Stalmack, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Preferred Stock and Series C Preferred Stock (each on an asconverted into Common Stock basis) of BioScrip, Inc. that the stockholder(s) is(are) entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m, mountain daylight time, on June 11, 2019, at the BioScrip office located at 1600 Broadway, Suite 700 Denver, CO 80202, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THIS PROXY IS PROPERLY EXECUTED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS SET FORTH HEREIN. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed and dated on reverse side